UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Swisher Hygiene Inc.
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                                , 2011
Dear Fellow Swisher Hygiene Stockholder:
     We are pleased to invite you to join us at the 2011 Annual Meeting of Stockholders of Swisher Hygiene Inc. to be held at            a.m. Eastern Time on                       , May           , 2011 at the                       , located at                       , Fort Lauderdale, Florida                       .
     The accompanying Notice of Annual Meeting and Proxy Statement describes the specific matters to be voted upon at the Annual Meeting. We also will report on our progress and provide an opportunity for you to ask questions of general interest.
     Whether you own a few or many shares of Swisher Hygiene stock and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented at the Annual Meeting. Your vote is important and we ask that you please cast your vote as soon as possible.
     The Board of Directors recommends that you vote FOR the election of all the director nominees, FOR approval of an amendment to our certificate of incorporation to increase the authorized number of shares of common stock from 400,000,000 shares to 600,000,000 shares, FOR approval of an amendment to our certificate of incorporation to authorize 10,000,000 shares of “blank check” preferred stock, FOR approval of an amendment to our certificate of incorporation to permit stockholders to act by written consent in certain cases, FOR approval of the Amended and Restated Swisher Hygiene Inc. 2010 Stock Incentive Plan, FOR approval of the Swisher Hygiene Inc. Senior Executive Officers Performance Incentive Bonus Plan, FOR the non-binding advisory approval of the compensation of our named executive officers (“Say on Pay”), and for THREE YEARS in the non-binding advisory vote regarding the frequency of future “Say on Pay” votes. Please refer to the accompanying Proxy Statement for detailed information on each of the proposals and the Annual Meeting.
     We look forward to seeing you on May           , 2011 in Fort Lauderdale.
Sincerely,
Steven R. Berrard
Director, President and
Chief Executive Officer

NOTICE OF THE 2011 ANNUAL MEETING OF STOCKHOLDERS
To Stockholders of Swisher Hygiene Inc.:
     The 2011 Annual Meeting of Stockholders of Swisher Hygiene Inc. will be held at            a.m. Eastern Time on                                 , May            , 2011 at the                      , located at                                   , Fort Lauderdale, Florida                       for the following purposes, as more fully described in the accompanying proxy statement:
(1)	To elect eight directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified;

(2)	To approve an amendment to our certificate of incorporation to increase the authorized number of shares of common stock from 400,000,000 to 600,000,000;

(3)	To approve an amendment to our certificate of incorporation to authorize 10,000,000 shares of “blank check” preferred stock;

(4)	To approve an amendment to our certificate of incorporation to permit stockholders to act by written consent in certain cases;

(5)	To approve the Amended and Restated Swisher Hygiene Inc. 2010 Stock Incentive Plan;

(6)	To approve the Swisher Hygiene Inc. Senior Executive Officers Performance Incentive Bonus Plan;

(7)	To obtain non-binding advisory approval of the compensation of our named executive officers (“Say on Pay”);

(8)	To obtain non-binding advisory approval of three years as the frequency of future “Say on Pay” votes; and

(9)	To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
     Only stockholders of record as of 5:00 p.m. Eastern Time on March 21, 2011, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
     We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. As more fully described in the accompanying proxy statement, you may revoke your proxy and reclaim your right to vote at any time prior to its use.

By Order of the Board of Directors,

Thomas Aucamp
Executive Vice President and Secretary

                                , 2011
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY           , 2011
The accompanying proxy statement and the 2010 Annual Report on Form 10-K are available at
http://www.swisherhygiene.com

PROXY STATEMENT

     i

PROXY STATEMENT
     This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of Swisher Hygiene Inc. (“Swisher Hygiene” or the “Company”) for use at our 2011 Annual Meeting of Stockholders (“Annual Meeting”). Our Annual Meeting will be held at            a.m. Eastern Time on                       , May            , 2011 at the                                  , located at                                  , Fort Lauderdale, Florida                       . If you will need directions to the Annual Meeting, or if you require special assistance at the Annual Meeting because of a disability, please contact Ms. Amy Simpson at (704) 602-7116.
     Only stockholders of record as of 5:00 p.m. Eastern Time on March 21, 2011 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the Record Date, there were                                  shares of Swisher Hygiene common stock issued and outstanding and entitled to vote at the Annual Meeting. This proxy statement and form of proxy are first being mailed to stockholders on or about                                  , 2011.
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
What is the purpose of our 2011 Annual Meeting?
Our 2011 Annual Meeting will be held for the following purposes:
(1)	To elect eight directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified. We refer to this as the “Director Election Proposal.”

(2)	To approve an amendment to our certificate of incorporation to increase the authorized number of shares of common stock from 400,000,000 to 600,000,000. We refer to this as the “Authorized Common Stock Proposal.”

(3)	To approve an amendment to our certificate of incorporation to authorize 10,000,000 shares of “blank check” preferred stock. We refer to this as the “Preferred Stock Proposal.”

(4)	To approve an amendment to our certificate of incorporation to permit stockholders to act by written consent in certain cases. We refer to this as the “Stockholder Consent Proposal.”

(5)	To approve the Amended and Restated Swisher Hygiene Inc. 2010 Stock Incentive Plan. We refer to this as the “Stock Incentive Plan Proposal.”

(6)	To approve the Swisher Hygiene Inc. Senior Executive Officers Performance Incentive Bonus Plan. We refer to this as the “Performance Incentive Plan Proposal.”

(7)	To obtain non-binding advisory approval of the compensation of our named executive officers. We refer to this as the “Say on Pay Proposal.”

(8)	To obtain non-binding advisory approval of three years as the frequency of future “Say on Pay” votes. We refer to this as the “Frequency of Say on Pay Proposal;” and

(9)	To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
In addition, senior management will report on our business and respond to your questions of general interest regarding the Company.

How can I attend the Annual Meeting?
You are entitled to attend the Annual Meeting only if you were a Swisher Hygiene stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If your shares are held by a brokerage firm, bank, or a trustee, you should provide proof of beneficial ownership as of the Record Date, such as a bank or brokerage account statement or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, please cast your vote as soon as possible.
What are the voting rights of Swisher Hygiene stockholders?
Each stockholder is entitled to one vote on each of the eight director nominees and one vote on each other matter properly presented at the Annual Meeting for each share of common stock owned by that stockholder on the Record Date.
What constitutes a quorum?
The attendance, in person or by proxy, of at least a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum with respect to all matters presented. If you submit a properly executed proxy or voting instruction card or properly cast your vote via fax or by the Internet, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. We also will consider as present for purposes of determining whether a quorum exists any shares represented by “broker non-votes.”
What are “broker non-votes?”
“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares in its discretion. Under the rules of The NASDAQ Stock Market LLC (“NASDAQ”), brokerage firms have the authority to vote their customers’ shares on certain “routine” matters for which they do not receive voting instructions. Under recent NASDAQ rules changes, brokers no longer have the discretion to vote on the election of directors. Accordingly, at this year’s annual meeting, in the event that a brokerage firm does not receive voting instructions from a stockholder, such stockholder’s shares will not be voted, and will be considered “broker non-votes,” with respect to the Director Election Proposal, Preferred Stock Proposal, Stock Incentive Plan Proposal, Performance Incentive Plan Proposal, Say on Pay Proposal and Frequency of Say on Pay Proposal.
Will my shares be voted if I do not provide my proxy?
If your shares are held by a brokerage firm and you do not provide the firm specific voting instructions, such firm will not have the authority to vote your shares, and your shares will not be voted, and will be considered “broker non-votes,” with respect to the Director Election Proposal, Preferred Stock Proposal, Stock Incentive Plan Proposal, Performance Incentive Plan Proposal, Say on Pay Proposal and Frequency of Say on Pay Proposal. Therefore, we urge you to provide voting instructions so that your shares will be voted. If you hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the Annual Meeting.
How do I vote?
You can vote in any of the following ways. Please check your proxy card or contact your broker for voting instructions.

     To vote by mail:
•	Mark, sign and date your proxy card or voting instruction card; and

•	Return it in the enclosed envelope.
     To vote by facsimile:
•	Mark, sign and date your proxy card or voting instruction card; and

•	Follow the instructions provided to fax your vote in.
     To vote using the Internet:
•	Have your proxy card or vote instruction card in hand;

•	Log on to the Internet and visit the website address provided on your proxy card or your vote instruction card; and

•	Follow the instructions provided.
     To vote in person if you are a registered stockholder:
•	Attend our Annual Meeting;

•	Bring valid photo identification; and

•	Deliver your completed proxy card or ballot in person.
     To vote in person if you hold in “street name:”
•	Attend our Annual Meeting;

•	Bring valid photo identification; and

•	Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may vote again on a later date via fax or on the Internet, by signing and mailing a new proxy card with a later date, or by attending the meeting and voting in person (only your latest proxy submitted prior to the meeting will be counted). However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.
What vote is required to approve each proposal at the Annual Meeting?
Proposal 1 — Director Election Proposal.
The vote required to elect our eight (8) directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified, is a plurality of the votes cast at the Annual Meeting. Withheld votes and broker non-votes will have no effect on the election of directors.
Proposal 2 — Authorized Common Stock Proposal.
The vote required to approve the Authorized Common Stock Proposal is a majority of the outstanding shares of our common stock. Abstentions will have the same effect as a vote against this proposal.

Proposal 3 — Preferred Stock Proposal.
The vote required to approve the Preferred Stock Proposal is a majority of the outstanding shares of our common stock. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
Proposal 4 — Stockholder Consent Proposal.
The vote required to approve the Stockholder Consent Proposal is a majority of the outstanding shares of our common stock. Abstentions will have the same effect as a vote against this proposal.
Proposal 5 — Stock Incentive Plan Proposal.
The vote required to approve the Stock Incentive Plan Proposal is a majority of the shares of our common stock which are present in person or by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on this proposal.
Proposal 6 — Performance Incentive Plan Proposal.
The vote required to approve the Performance Incentive Plan Proposal is a majority of the shares of our common stock which are present in person or by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on this proposal.
Proposal 7 — Say on Pay Proposal.
The vote required to approve the Say on Pay Proposal is a majority of the shares of our common stock which are present in person or by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on this proposal.
Proposal 8 — Frequency of Say on Pay Proposal.
Stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years, and the Board and the Compensation Committee will take into account the outcome of the vote when considering how frequently to seek an advisory vote on Say on Pay in future years. Stockholders may, if they wish, abstain from casting a vote on this proposal.
How does the Board recommend I vote on the proposals?
The Board recommends that you vote:
•	FOR Proposal 1: the Director Election Proposal;

•	FOR Proposal 2: the Authorized Common Stock Proposal;

•	FOR Proposal 3: the Preferred Stock Proposal;

•	FOR Proposal 4: the Stockholder Consent Proposal;

•	FOR Proposal 5: the Stock Incentive Plan Proposal;

•	FOR Proposal 6: the Performance Incentive Plan Proposal;

•	FOR Proposal 7: the Say on Pay Proposal; and

•	THREE YEARS on Proposal 8: the Frequency of Say on Pay Proposal.
How will the persons named as proxies vote?
If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board, as set forth above.

With respect to any other proposal that properly comes before the Annual Meeting, the persons named as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion.
Who will pay for the cost of soliciting proxies?
We will pay for the cost of soliciting proxies, and we have retained                                  to assist with the solicitation of proxies for a fee not to exceed $                                  , plus reimbursement for out-of-pocket expenses. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of common stock held of record by them.

PROPOSAL 1: DIRECTOR ELECTION PROPOSAL
     Our Board currently consists of eight members. On November 1, 2010, Swisher Hygiene redomiciled to Delaware from Canada, where it had been a publicly-traded corporation, listed on the Toronto Stock Exchange under the name CoolBrands International Inc. (“CoolBrands”). On November 2, 2010, CoolBrands Nevada, Inc., a wholly-owned subsidiary of Swisher Hygiene merged with and into Swisher International, Inc. (“Swisher International”), with Swisher International continuing as the surviving corporation (the “Merger”). In accordance with the merger agreement by and among CoolBrands, CoolBrands International (Nevada), Inc., Swisher International and Steven R. Berrard (the “Merger Agreement”), the former shareholders of Swisher International appointed five of the members of our Board (Messrs. Huizenga, Berrard, Bush, Rodriguez and O’Connor) and the former stockholders of CoolBrands appointed three of the members of our Board (Messrs. Braley, Prussky and Serruya). Each of our current directors was appointed as members of the Board on November 1, 2010, except for Messrs. Hudson and Pruitt who were appointed members of the Board effective January 28, 2011 by our Board upon the recommendation of the Nominating and Corporate Governance Committee, after identification by Mr. Huizenga based on his personal knowledge of Messrs. Hudson’s and Pruitt’s business experience. Messrs. Hudson and Pruitt filled the vacancies resulting from Ray Rodriguez’s and James O’Connor’s resignations as directors of Swisher Hygiene.
     Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the eight persons listed below to stand for election for a new term expiring at the 2012 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each nominee listed below is currently serving as a director and is willing and able to serve as a director of Swisher Hygiene.

		Current Position
Nominee	Age	with Swisher Hygiene	Director Since(1)
H. Wayne Huizenga	73	Chairman	2010
Steven R. Berrard	56	President, Chief Executive Officer and Director	2004
David Braley	69	Director	2010
John Ellis Bush	58	Director	2010
Harris W. Hudson	68	Director	2011
William D. Pruitt	70	Director	2011
David Prussky	53	Director	2010
Michael Serruya	46	Director	2010

(1)	Except for Messrs. Hudson and Pruitt, all directors were appointed on November 1, 2010 in connection with the Merger. Mr. Berrard has served as a director of Swisher International since 2004. Mr. Prussky served an initial term as a director of CoolBrands from 1994 to 1998 and rejoined the CoolBrands board of directors in February 2010. Mr. Serruya served as a director of CoolBrands since 1994.
     We have set forth below certain information regarding each nominee, including the specific experience, qualifications, attributes, or skills that contributed to the Board’s conclusion that such nominee should serve as a director.
Directors
H. Wayne Huizenga
Chairman
     Mr. Huizenga has been an investor in and stockholder of Swisher International, which we acquired in the Merger, since 2004. Over his 39 year career, he has also served as an executive officer and director of several public and private companies. Mr. Huizenga co-founded Waste Management, Inc. in 1971, which he helped build into the world’s largest integrated solid waste services company. Mr. Huizenga has served as Vice Chairman of Viacom Inc. and also served as Chairman and Chief Executive Officer of Blockbuster Entertainment Group, a division of Viacom, which he helped to grow from a small retail chain into the world’s largest video store operator. Mr. Huizenga has served as Chairman and Chief Executive Officer of Boca Resorts, Inc. until its acquisition by The Blackstone Group, as well as AutoNation, Inc., a leading North American automotive retail company. He has also served as Chairman of Republic Services, Inc. and Extended Stay America, Inc.

     Mr. Huizenga is an experienced former executive officer and director of public companies with the skills necessary to serve as Chairman of the Board. Over his 39-year career, Mr. Huizenga has founded and developed multiple companies into industry leaders. As a member of the board of directors of several public companies, Mr. Huizenga has developed knowledge and experience leading public companies from the early stages of development to industry leaders in various service industries. Mr. Huizenga also provides substantial management experience gained from his years as an executive officer of Waste Management, Inc., Blockbuster Entertainment Group, AutoNation, Inc., and Boca Resorts, Inc.
Steven R. Berrard
Director, President and Chief Executive Officer
     Mr. Berrard has served as Chief Executive Officer and a director of Swisher International, which we acquired in the Merger, since 2004. Mr. Berrard is currently a director and Audit and Compensation Committee member of Walter Investment Management Corp., and director of Pivotal Fitness. Mr. Berrard served as the Managing Partner of private equity fund New River Capital Partners, which he co-founded in 1997, from 1997 to 2011. Throughout most of the 1980’s, Mr. Berrard served as President of Huizenga Holdings, Inc. as well as in various positions with subsidiaries of Huizenga Holdings. He has served as Chief Executive Officer of Blockbuster Entertainment Group (a division of Viacom, Inc.), Chief Executive Officer and Chairman of Jamba, Inc. (parent company of Jamba Juice Company), and co-founded and served as co-Chief Executive Officer of retail automotive industry leader AutoNation, Inc. Mr. Berrard has served as a director of numerous public and private companies including Viacom, Inc., AutoNation, Inc., Boca Resorts, Inc., Birmingham Steel Inc., Blockbuster Entertainment Group, Republic Industries Inc. and HealthSouth Corp.
     Mr. Berrard is an experienced executive officer and director of public companies with relevant industry knowledge and skills necessary to serve as a director. Mr. Berrard developed the relevant industry experience and expertise while serving as the Chief Executive Officer and director of the company over the last six years. He combines this experience and expertise with experience as a public company director through his board memberships at Jamba, Inc., Walter Investment Management Corp., HealthSouth Corp., Birmingham Steel Inc., Boca Resorts, Inc. and Viacom, Inc. Mr. Berrard also has experience and knowledge leading public companies from the early stages of development to the position of an industry leader based on his work with AutoNation, Inc., Republic Industries Inc. and Blockbuster Entertainment Group.
Senator David Braley
Director
     Senator Braley was appointed to the Canadian Senate in May 2010. He is a highly respected Canadian entrepreneur with numerous business interests including real estate development, and has extensive experience leading both private operations and sports franchises. Senator Braley has been the owner and president of Orlick Industries Limited, an automotive die cast and machining organization, since 1969 and is the owner of the B.C. Lions and the Toronto Argonauts of the Canadian Football League (CFL). Senator Braley was formerly Chairman of the Board of Governors and Interim Commissioner of the CFL and was founding Chairman of the Hamilton Entertainment and Convention Facilities Inc., operator of several venues in the city of Hamilton, Ontario.
     Senator Braley brings to the Board his experience leading a private machining organization and multiple sports franchises. As the owner and President of Orlick Industries Limited, Senator Braley has experience and knowledge of financial, operational, and managerial issues faced by private companies. As an owner of two franchises of the Canadian Football League and as a member of the Board of Governors, Senator Braley has knowledge and skills regarding franchise matters.

John Ellis (Jeb) Bush
Director
     Mr. Bush is currently President and Chief Executive Officer of the consulting firm Jeb Bush and Associates. Mr. Bush served in that role since June 2007. Mr. Bush served as the Governor and Secretary of Commerce of the State of Florida from January 2000 to January 2007. He is an experienced director of public companies, currently serving as a director of Rayonier Inc. and Tenet Healthcare Corporation. Mr. Bush also established and serves as Chairman of both the Foundation for Excellence in Education, a not-for-profit charitable organization, and The Foundation for Florida’s Future, a not-for-profit public policy organization.
     Mr. Bush is an experienced director of public companies with the skills necessary to serve as a director. As a member of the board of directors of public companies and former Governor of the State of Florida, Mr. Bush has developed knowledge and experience of financial, operational and managerial matters.
Harris W. Hudson
Director
     Harris W. Hudson is currently chairman and owner of Hudson Capital Group, an investment company located in Fort Lauderdale, Florida founded by Mr. Hudson in 1997. Mr. Hudson most recently served as Vice Chairman, Secretary and a director of Republic Services Inc. from 1995 to 2008. Prior to that period, he served in various executive roles from 1995 to 1998 with Republic Service Inc.’s former parent company (then known as Republic Waste Industries, Inc.), including as Chairman of its Solid Waste Group and its President. From 1983 to 1995, Mr. Hudson was Chairman, CEO and President of Hudson Management Corporation, a solid waste collection company that he founded and later merged with Republic Waste Industries. Mr. Hudson also served as Vice President of Waste Management of Florida, Inc. and its predecessor from 1964 until 1982.
     Mr. Hudson is an experienced public company officer and director. As a result of his experiences, Mr. Hudson has a thorough knowledge and understanding of financial, operational, compensatory and other issues faced by a public company.
William D. Pruitt
Director
     William D. Pruitt has served as general manager of Pruitt Enterprises, LP. and president of Pruitt Ventures, Inc. since 2000. Mr. Pruitt has been an independent board member of the MAKO Surgical Corp., a developer of robots for knee and hip surgery, since 2008, and is a member of the MAKO audit committee. Mr. Pruitt served as an independent board member of The PBSJ Corporation, an international professional services firm, from 2005 to 2010. Mr. Pruitt served as chairman of the audit committee of KOS Pharmaceuticals, Inc., a fully integrated specialty pharmaceutical company, from 2004 until its sale in 2006. He was also chairman of the audit committee for Adjoined Consulting, Inc., a full-service management consulting firm, from 2000 until it was merged into Kanbay International, a global consulting firm, in 2006. From 1980 to 1999, Mr. Pruitt served as the managing partner for the Florida, Caribbean and Venezuela operations of the independent auditing firm of Arthur Andersen LLP. Mr. Pruitt holds a Bachelor of Business Administration from the University of Miami and is a Certified Public Accountant (inactive).
     Mr. Pruitt is an experienced director of public companies with the skills necessary to serve as a director. Mr. Pruitt also has extensive experience in financial matters as a certified public accountant and as a former managing partner of an accounting firm.
David Prussky
Director
     Mr. Prussky was a director and Chair of the Audit Committee of CoolBrands. He was an original director of the predecessor to CoolBrands, Yogen Früz World-Wide Inc. Mr. Prussky has served as an investment banker for Patica Securities Limited since August 2002. Mr. Prussky has served as director of numerous public and private companies over the past 16 years, including Carfinco Income Fund, Canada’s largest public specialty auto finance business, and Lonestar West Inc. Mr. Prussky is also a director of exempt market dealer Patica Securities Limited which specializes in financing junior growth and mid-market businesses, and acts as a director or adviser to several private companies, having helped many grow from early-stage to significant operating entities.

     Mr. Prussky is an experienced director of public companies with the skills necessary to serve as a director. He has helped build numerous public and private entities from the early stages to significant operating entities.
Michael Serruya
Director
     Mr. Serruya is an experienced director and executive officer of public companies. He is co-founder, past Chairman, President, Chief Executive Officer and director of CoolBrands. Mr. Serruya served as Co-President and Co-Chief Executive Officer of CoolBrands from 1994 to 2000, as Co-Chairman of CoolBrands in 2005, as President and Chief Executive Officer of CoolBrands from 2006 until the Merger in November 2010. Mr. Serruya served as a director of CoolBrands since 1994 until the Merger in November 2010. Mr. Serruya was also President, Chief Executive Officer and Chairman of CoolBrands’ predecessor, Yogen Früz World-Wide Inc. He is also director of Jamba, Inc. (owner of Jamba Juice Company) and a director and member of the Audit Committee of Response Genetics, Inc.
     Mr. Serruya is an experienced executive officer and director of public companies with the skills necessary to serve as a director. Mr. Serruya has experience leading a franchise organization. He combines that franchise experience with licensing and consumer products expertise.
Vote Required and Recommendation
     The Board recommends that you vote “FOR” the election of each of the director nominees. The vote required to elect our eight (8) directors, each for a term expiring at the Annual Meeting or until their successors are duly elected and qualified, is a plurality of the votes cast at the Annual Meeting.
CORPORATE GOVERNANCE
Corporate Governance Principles and Code of Ethics
     The Board is committed to sound corporate governance principles and practices. The Board’s core principles of corporate governance are set forth in the Swisher Hygiene Corporate Governance Principles (the “Principles”), which were adopted by the Board in November 2010. In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, the Board also adopted a Code of Business Conduct and Ethics (“Code of Ethics”), which is applicable to all directors, officers and employees. A copy of the Code of Ethics and the Principles are available on our corporate website at www.swisherhygiene.com. You also may obtain a printed copy of the Code of Ethics and Principles by sending a written request to: Investor Relations, Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210.
Board of Directors
     The business and affairs of the company are managed by or under the direction of the Board. Pursuant to our bylaws, the Board may establish one or more committees of the Board, however designated, and delegate to any such committee the full power of the Board, to the fullest extent permitted by law.
     The Board intends to have regularly scheduled meetings and at such meetings our independent directors will meet in executive session.

     The Board held one meeting and took three actions by unanimous written consent following the Merger during 2010. In 2010, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he or she served.
     Our independent directors held one executive sessions without management present following the Merger during 2010. Our Board has not appointed a lead independent director; instead the presiding director for each executive session is rotated among the Chairs of our Board committees.
     Composition. The Board currently consists of the following eight members: H. Wayne Huizenga, (Chairman); Steven R. Berrard; David Braley; John Ellis Bush; Harris W. Hudson; William D. Pruitt; David Prussky, and Michael Serruya. Messrs. Harris and Pruitt were appointed as members of the Board on January 28, 2011 to fill the vacancies resulting from the resignations of James O’Connor and Ramon Rodriguez. See “Directors” above for biographical information regarding the members of the Board.
     Orientation and Continuing Education. The Board will hold a meeting shortly after a new member joins the Board to provide such new member with an overview of the responsibilities of the Board and information regarding our business. The Board will hold meetings, as deemed appropriate, to provide continuing education to its directors.
     Our directors are expected to attend our Annual Meeting of Stockholders. Any director who is unable to attend our Annual Meeting is expected to notify the Chairman of the Board in advance of the Annual Meeting.
Board Committees
     Pursuant to our bylaws, the Board may establish one or more committees of the Board, however designated, and delegate to any such committee the full power of the Board, to the fullest extent permitted by law.
     Our Board has established three separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The charters for our Board committees set forth the scope of the responsibilities of that committee. The Board will assess the effectiveness and contribution of each committee on an annual basis. These charters are available at www.swisherhygiene.com, and you may obtain a printed copy of any of these charters by sending a written request to: Investor Relations, Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210.
     The following table sets forth the current membership of each of our Board’s committees:

Nominating and Corporate
Name	Audit Committee	Compensation Committee	Governance Committee
Stephen R. Berrard
Senator David Braley	*		*
John Ellis Bush		*	**
Harris W. Hudson		**
H. Wayne Huizenga
William D. Pruitt	**	*
David Prussky	*		*
Michael Serruya

*	Member

**	Chairman

     Audit Committee. The primary function of the Audit Committee is to assist the Board in fulfilling its responsibilities by overseeing our accounting and financial processes and the audits of our financial statements. The independent auditor is ultimately accountable to the Audit Committee, as representatives of the stockholders. The Audit Committee has the ultimate authority and direct responsibility for the selection, appointment, compensation, retention and oversight of the work of the company’s independent auditor that is engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the company (including the resolution of disagreements between management and the independent auditors regarding financial reporting), and the independent auditor must report directly to the Audit Committee. The Audit Committee also is responsible for the review of proposed transactions between the company and related parties. For a complete description of our Audit Committee’s responsibilities, you should refer to the Audit Committee Charter.
     The Audit Committee currently consists of three directors. The Board has determined that the Audit Committee members have the requisite independence and other qualifications for audit committee membership under applicable rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), NASDAQ rules, and Canadian securities laws. The Board also has determined that Mr. Pruitt is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act. The Audit Committee held one meeting and took no action by unanimous written consent following the Merger during 2010. The Audit Committee Report for fiscal year 2010, which contains a description of the Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2010, is set forth below.
     Compensation Committee. The Board established a Compensation Committee comprised solely of independent directors as defined in the NASDAQ rules and Canadian securities laws. The Compensation Committee held one meeting and took no action by unanimous written consent following the Merger during 2010. The Compensation Committee currently consists of three members, Harris W. Hudson, Chairman, John Ellis Bush, and William D. Pruitt. Messrs. Harris and Pruitt were appointed members of the Compensation Committee following James O’Connor and Ramon Rodriguez’s resignations from the Board on January 28, 2011. See the “Compensation Discussion and Analysis” below for a discussion of the Compensation Committee’s process for determining compensation and responsibilities.
     Nominating and Corporate Governance Committee. The primary function of the Nominating and Corporate Governance Committee is to assist the Board in monitoring and overseeing matters of corporate governance and selecting, evaluating and recommending to the Board qualified candidates for election or appointment to the Board. The Nominating and Corporate Governance Committee consists of three directors. The Board has determined that each of the Nominating and Corporate Governance Committee members has the requisite independence for nominating and corporate governance committee membership under applicable NASDAQ rules and Canadian securities laws. The Nominating and Corporate Governance Committee held one meeting and took no action by unanimous written consent following the Merger during 2010. The Nominating and Corporate Governance Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The Nominating and Corporate Governance Committee is responsible for reviewing each candidate’s biographical information, meeting with each candidate and assessing each candidate’s independence, skills and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural background and professional expertise, among other factors.
Board Leadership
     The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. Currently, the positions of Chairman and Chief Executive Officer are separate at Swisher Hygiene. H. Wayne Huizenga serves as our Chairman and Steven Berrard serves as our President and Chief Executive Officer. At this time, the Board believes that this segregation avoids conflicts that may arise as the result of combining the roles, and effectively maintains independent oversight of management.

Board Oversight of Enterprise Risk
     The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board identified above but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company. At this time, the Board believes that segregating the positions of Chairman and Chief Executive Officer effectively maintains oversight of management. See the discussion of “Board Leadership” above.
Director Independence
     The Board has determined that the following non-employee directors are “independent” in accordance with the NASDAQ rules and Canadian securities laws and have no material relationship with the Company, except as a director and a stockholder of the Company: Senator Braley; Mr. Bush; Mr. Hudson; Mr. Pruitt and Mr. Prussky. In determining the independence of each of the non-employee directors, the Board considered the relationships described under “Related Party Transactions.” In each case, the relationships did not violate NASDAQ listing standards or our Principles, and the Board concluded that such relationships would not impair the independence of our non-employee directors.
Compensation Committee Interlocks and Insider Participation
     The 2010 Compensation Committee was comprised of James O’Connor (Chairman), Ramon A. Rodriguez, and John Ellis Bush. None of these Committee members have ever been an officer or employee of Swisher Hygiene or any of our subsidiaries and none of our executive officers has served on the compensation committee or board of directors of any company of which any of our other directors is an executive officer.
Related Party Transactions
     As set forth in the Audit Committee Charter, our Audit Committee must approve all transactions with related persons as described in Item 404 of Regulation S-K under the Exchange Act. The following is a summary of agreements or transactions with parties related to our directors or us since January 1, 2009. The agreements or transactions listed below were entered into prior to the establishment of our Audit Committee, which was established on November 2, 2010.
Loans and Advances from Stockholders
     We have funded a significant amount of our growth and development through stockholder loans and advances. From May 2008, through June 2010, we borrowed an aggregate of $21,445,000 from Royal Palm, an affiliate of Mr. Huizenga, pursuant to an unsecured promissory note (the “Royal Palm Note”), which has been amended as additional amounts have been advanced. The note bears interest at LIBOR plus two basis points. A schedule of the dates and amounts advanced by Royal Palm pursuant to the Royal Palm Note through May, 2010 are as follows:

Principal
Date of Note	Amount
05/15/2008	$2,500,000
09/16/2008	2,500,000
03/24/2009	1,200,000
06/02/2009	2,000,000
04/13/2009	250,000
07/10/2009	595,000
09/21/2009	250,000
10/14/2009	1,500,000
12/04/2009	250,000
12/09/2009	5,800,000
03/25/2010	2,100,000
5/26/2010	2,500,000

Total	$21,445,000

     In July 2010, Mr. Berrard purchased $10,722,500 of the total debt, including accrued interest, represented by the Royal Palm Note. $16,845,000 of the borrowings under the Royal Palm Note are reported in our audited financial statements as of and for the year ended December 31, 2009 as a long-term liability. The aggregate $21,445,000, including $4,600,000 borrowed from Royal Palm during the six months ended June 30, 2010, are reported in our unaudited interim financial statements as of and for the nine months ended September 30, 2010 as a current liability because the aggregate note was contributed as capital on November 2, 2010, in connection with the Merger.
     Subsequent to June 30, 2010, we borrowed $2,000,000, $950,000 and $320,000 from Royal Palm on August 9, 2010, August 31, 2010, and October 25, 2010, respectively, pursuant to unsecured promissory notes. The notes bear interest at the short-term Applicable Federal Rate, as adjusted on a monthly basis. The $2,000,000 note matures on November 2, 2011. The $1,270,000 note matured and was repaid on the closing date of the Merger.
     In November and December 2009, Mr. Berrard advanced $800,000 to the company pursuant to an unsecured promissory note. The advance was repaid in March 2010.
Stockholder Guarantees
     During the years ended December 31, 2009 and 2008, we incurred or assumed $7,954,305 and $240,000, respectively, of debt to sellers in connection with certain acquisitions. Two of the seller notes payable, totaling $3,050,000, are secured by letters of credit, which are secured by certain assets of Messrs. Huizenga and Berrard.
     Our revolving credit facilities, which provide for borrowings in aggregate of up to $25,000,000, were personally guaranteed for up to $20,000,000 by Mr. Huizenga through February 28, 2011.
HB Service, LLC
     In March 2005, Messrs. Berrard and Huizenga formed HB Service, LLC to acquire franchises and related businesses under the Swisher name. Through September 2010, HB Service acquired and operated 68 former franchises of the company and purchased nine other related businesses, for an aggregate of $28,593,333. Effective July 13, 2010, HB Service entered into a Contribution Agreement with us pursuant to which Messrs. Huizenga and Berrard contributed their membership interests in HB Service to us, at which time HB Service became a wholly-owned subsidiary of the company.
New River Capital Partners
     During the fiscal year ended December 31, 2010, we paid $51,300 for training course development and utilization of the delivery platform from CertiLearn, Inc., the majority of which is owned by New River Capital Partners a company owned by Messrs. Berrard, Byrne and Aucamp. In February 2011, we paid $126,363 to CertiLearn, Inc. to satisfy outstanding accrued expenses, which expenses were accrued starting in the fiscal year ended December 31, 2009.
Stockholder Communications
Communications with the Company and the Board
     Stockholders may communicate with the Company through its Investor Relations Department by writing to Investor Relations, Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210.

     Stockholders interested in communicating with our Board, any Board committee, any individual director, any group of directors (such as our independent directors), or our presiding director should send written correspondence to Swisher Hygiene Inc. Board of Directors, Attn: General Counsel, 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210.
Stockholder Proposals for Next Year’s Annual Meeting
     As more specifically provided in our by-laws, no business may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of our Board or by a stockholder entitled to vote who has delivered proper notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, any stockholder proposal to be considered at the 2012 Annual Meeting of Stockholders, including nominations of persons for election to our Board, generally must be properly submitted to us not earlier than                                  nor later than                                  . Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request to the Secretary of Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210.
     These requirements are separate from the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement for the 2012 Annual Meeting of Stockholders. Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2012 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Secretary not later than                                  .
Stockholder Director Nominations
     The Nominating and Corporate Governance Committee has established a policy pursuant to which it considers director candidates recommended by our stockholders. All director candidates recommended by our stockholders are considered for selection to the Board on the same basis as if such candidates were recommended by one or more of our directors or other persons. To recommend a director candidate for consideration by our Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing to our Corporate Secretary not later than 120 calendar days prior to the anniversary date of our proxy statement distributed to our stockholders in connection with our previous year’s annual meeting of stockholders, and the recommendation must provide the following information: (i) the name of the stockholder making the recommendation; (ii) the name of the candidate; (iii) the candidate’s resume or a listing of his or her qualifications to be a director; (iv) the proposed candidate’s written consent to being named as a nominee and to serving as one of our directors if elected; and (v) a description of all relationships, arrangements, or understandings, if any, between the proposed candidate and the recommending stockholder and between the proposed candidate and us so that the candidate’s independence may be assessed. The stockholder or the director candidate also must provide any additional information requested by our Nominating and Corporate Governance Committee to assist the Committee in appropriately evaluating the candidate.
Section 16(A) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who beneficially own 10% or more of our stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2010, our directors, executive officers, and greater than 10% beneficial owners complied with all such applicable filing requirements.

STOCK OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
     The following table sets forth, as of March 9, 2011 information regarding the beneficial ownership of our common stock by each director, each named executive officer, all of the directors and executive officers as a group, and each other person or entity known to us to be the beneficial owner of more than five percent of our common stock. Unless noted otherwise, the corporate address of each person listed below is 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina, 28210.

	Amount and
	Nature of
	Beneficial
Name and Address of Beneficial Owner	Ownership		Percent of Class (1)

Directors and Executive Officers:
H. Wayne Huizenga	25,005,359		18.4%
Steven R. Berrard	25,005,311	(2)	18.4%
Thomas Aucamp	1,300,265	(2)	*
David Braley	5,194,800		3.8%
John Ellis Bush	—		—
Thomas Byrne	1,300,265	(2)	*
Hugh H. Cooper	—		—
Harris W. Hudson	431,250		*
William D. Pruitt	—		—
David Prussky	263,000	(3)	*
Michael Serruya	7,672,666	(4)	5.4%
Directors and Executive Officers as a group (11 persons)	66,172,916	(5)	46.7%

*	The person beneficially owns less than 1% of Swisher Hygiene’s outstanding common stock.

(1)	Based on 136,157,351 shares of our common stock outstanding as of March 9, 2011.

(2)	The shares of common stock held by these executive officers have been pledged to H. Wayne Huizenga as security for certain obligations owing pursuant to stock pledge and security agreements by each executive officer for the benefit of Mr. Huizenga.

(3)	Consists of 210,000 shares of common stock held by Mr. Prussky, 33,000 shares of common stock held by Mr. Prussky’s spouse, Erica Prussky, and options to purchase 20,000 shares of common stock.

(4)	Consists of 133,515 shares of common stock held by Mr. Serruya, 2,039,151 shares of common stock held by 1082272 Ontario Inc., and warrants to purchase 5,500,000 shares of common stock registered in the name of Mr. Serruya. Of these warrants, Mr. Serruya is the beneficial owner of warrants to purchase 299,776 shares of common stock, and Mr. Serruya holds the balance of such warrants on behalf of and in trust for various members of the Serruya family. 1082272 Ontario Inc., an entity owned 50% by Michael Serruya and 50% by his brother, Aaron Serruya, owns 4,078,301 shares of common stock. Michael Serruya is a director and President of 1082272 Ontario Inc., and exercises voting and dispositive power over half the shares of common stock held by 1082272 Ontario Inc. Aaron Serruya exercises voting and dispositive power over the other shares of Swisher Hygiene held by 1082272 Ontario Inc.

(5)	Includes warrants to purchase 5,500,000 shares of common stock and options to purchase 20,000 shares of common stock.
CHANGE IN CONTROL
     On November 1, 2010, Swisher Hygiene redomiciled to Delaware from Canada, where it had been a publicly-traded corporation, listed on the Toronto Stock Exchange under the name CoolBrands International, Inc. On November 2, 2010, CoolBrands Nevada, Inc., a wholly-owned subsidiary of Swisher Hygiene merged with and into Swisher International, with Swisher International continuing as the surviving corporation. Upon completion of the Merger on November 2, 2010, the former shareholders of Swisher International received 57,789,630 shares of Swisher Hygiene Inc. common stock in exchange for all 1,212,890 shares of Swisher International common stock, representing, on a fully diluted basis, a 48% ownership interest in Swisher Hygiene. The former stockholders of CoolBrands retained 56,225,433 shares of Swisher Hygiene common stock, representing, on a fully diluted basis, a 52% ownership interest in Swisher Hygiene. At the effective time of the Merger, CoolBrands held $61,757,316 in cash, cash equivalents and short term investments. In accordance with the Merger Agreement, the former shareholders of Swisher International appointed five of the members of the Board (Messrs. Huizenga, Berrard, Bush, Rodriguez and O’Connor) and the former stockholders of CoolBrands appointed three of the members of the Board (Messrs. Braley, Prussky and Serruya).

COMPENSATION COMMITTEE REPORT
     The following statement made by our Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.
     The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
Compensation Committee:
Harris W. Hudson, Chair
William M. Pruitt
John Ellis Bush
COMPENSATION DISCUSSION AND ANALYSIS
Overview
     This discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to the named executive officers of Swisher during 2009 and 2010, and provides a brief summary of the compensation to be paid to the named executive officers in 2011. Throughout this analysis, the individuals who served as the Chief Executive Officer and Chief Financial Officer during 2009 and 2010, as well as other individuals included in the Summary Compensation Table below, are referred to as the “named executive officers.”
     During 2009, Swisher was a private company and its executive officers consisted of Steven R. Berrard, Thomas Aucamp, Thomas Byrne, and Hugh H. Cooper. Before the Merger, we did not have an established Compensation Committee, and all compensation decisions were made by the Chief Executive Officer. After the Merger, on November 2, 2010, the Board established a Compensation Committee comprised of Messrs. James E. O’Connor (Chairman), Ramon A. Rodriguez, and John Ellis Bush. On January 28, 2011, Messrs. O’Connor and Rodriguez resigned as directors of the Company and members of the Compensation Committee. On January 28, 2011, Harris W. Hudson and William D. Pruitt were appointed directors of the Company and members of the Compensation Committee. Mr. Hudson currently serves as the Chairman of the Compensation Committee. The Compensation Committee is responsible for the oversight, implementation, and administration of all of the executive compensation plans and programs after the Merger.
Compensation Policies and Practices for 2009
     The core objective of our compensation programs for 2009 was to secure and retain the services of high quality executives. For 2009, base salary was the principal component of compensation for the named executive officers. When determining base salary for 2009, Mr. Berrard did not use any specific formula, factors, or particular criteria to be met by a named executive officer and did not assign any relative weight to any factors or criteria he considered. Rather, Mr. Berrard exercised his judgment, discretion, and experience with route-based, recurring revenue businesses and industries by considering all factors he deemed relevant. In determining base salaries for 2009, Mr. Berrard considered, the experience, skills, knowledge and responsibilities of the named executive officers in their respective roles. Mr. Berrard determined to forgo any salary during 2009. Base salaries for 2009 for the remaining named executive officers were $207,692 each.
     In 2009, the named executive officers received additional compensation in the form of vacation, medical, 401(k), and other benefits generally available to all of our full time employees.

Compensation Policies and Practices for 2010
     The core objectives of our compensation programs for 2010 were to secure and retain the services of high quality executives and to provide compensation to our executives that was commensurate and aligned with our performance and advances both short and long-term interests of ours and our stockholders. We seek to achieve these objectives through two principal compensation programs: (1) a base salary and (2) long-term equity incentives. Base salaries are designed primarily to attract and retain talented executives. Grants of equity awards are designed to provide a strong incentive for achieving long-term results by aligning interests of our executives with those of our stockholders, while at the same time encouraging our executives to remain with the company. The Compensation Committee believes that our compensation programs for the named executive officers is appropriately based upon our performance and the performance and level of responsibility of the executive officer.
Named Executive Officer Compensation Components for 2010
     For 2010, base salary and long-term equity incentive compensation, were the principal components of compensation for the named executive officers.
Base Salary
     A significant portion of total compensation for 2010 was comprised of base salary, which enables us to attract and retain talented executive management through the payment of reasonable current income. When determining base salary, Mr. Berrard did not use any specific formula, factors, or particular criteria to be met by a named executive officer and did not assign any relative weight to any factors or criteria he considered. Rather, Mr. Berrard exercised his judgment, discretion, and experience with route-based, recurring revenue businesses and industries by considering all factors he deemed relevant. In determining base salaries for 2010, Mr. Berrard considered, the experience, skills, knowledge and responsibilities of the named executive officers in their respective roles. During 2010, Mr. Berrard received $192,308 in salary. Base salaries for 2010 for the remaining named executive officer were $200,000 each.
     The Compensation Committee held its first meeting on November 2, 2010. At this meeting, the Compensation Committee determined not to modify the executive officers 2010 base salaries.
Long-Term Equity Incentive Compensation
     On November 2, 2010, our Board approved the Swisher Hygiene Inc. 2010 Stock Incentive Plan to attract, retain, motivate and reward key officers and employees. The Plan, which is subject to stockholder approval, allows for the grant of stock options, restricted stock units and other equity instruments up to a total of 6,000,000 shares of our common stock (representing 4.4% of the issued and outstanding shares as of March 9, 2011). Under the Plan, the Board has approved awards of options to purchase 1,001,137 shares of our common stock (representing 0.7% of the issued and outstanding shares as of March 9, 2011). The options vest in four equal annual installments beginning on the first anniversary of the grant date and are exercisable at $4.18 per share. The options expire in 2020. The Board has also approved the award of 2,507,449 restricted stock units (representing 1.84% of the issued and outstanding shares as of March 9, 2011) at $4.18 per share. The restricted stock units vest in four equal annual installments beginning on the first anniversary of the grant date. Because the Plan is subject to stockholder approval, if such approval is not obtained, then the recipients will not receive the awards as granted by the Compensation Committee at this time.
     On February 10, 2011, our Board amended and restated the Swisher Hygiene Inc. 2010 Stock Incentive Plan. The sole purpose of the amendment was to increase the total amount of shares of our common stock assumable under the Plan from 6,000,000 shares to 11,400,000 shares (representing 8.4% of the issued and outstanding shares as of March 9, 2011) and to increase the number of shares that may be issued in connection with awards, other than stock options and stock appreciation rights, that are settled in common stock from 3,000,000 shares to 5,700,000 shares.

     Among the awards made under the Plan, the Compensation Committee granted equity awards to our named executive officers as follows:

	Restricted Stock
Name	Units	Stock Options
Steve Berrard	251,196	107,656
Thomas Byrne	115,550	49,522
Thomas Aucamp	110,526	47,368
Hugh Cooper	122,500	52,500
     The Compensation Committee’s grant of equity awards to the named executive officers was entirely discretionary, subject to limitations set by the Plan. Decisions by the Compensation Committee regarding grants of equity awards to the named executive officers (other than the Chief Executive Officer) were made based upon the recommendation of the Chief Executive Officer, and included the consideration of the executive officer’s current position with us, and the executive officer’s past and expected future performance. The Compensation Committee did not use any specific factors, or particular criteria that was to be met by each executive officer and did not assign any relative weight to any factors or criteria it considered when granting equity awards. Rather, the Compensation Committee exercised its judgment and discretion by considering all factors that it deemed relevant at the time of the grants. For example, in determining grants of equity awards in 2010, the Compensation Committee considered (i) the executive officer’s service to the Company during the months before and after the Merger, (ii) each executive officer’s position with the Company, and (iii) each executive officer’s past and expected future performance. Moreover, these factors were not quantified or given any particular weighting in determining grants of equity awards. Rather, the Compensation Committee relied on its own business experience and judgment in determining the grants. After reviewing the factors set forth above, the Compensation Committee determined the amounts of grants to be awarded based on the Compensation Committee’s view of the relative responsibility of each executive officer’s position with the Company. The Company’s Chief Executive Officer and Executive Vice Presidents received grants of equity awards valuing three times their 2011 annual base salary, as the Committee viewed these grants as appropriate based on each of the executive officers’ position and contribution to the Company. The Chief Financial Officer received grants of equity awards valuing two times his 2011 annual base salary and an additional grant of equity awards to compensate the Chief Financial Officer for his significant service to the Company during the months before and after the Merger.
     In 2010, the named executive officers received additional compensation in the form of vacation, medical, 401(k), and other benefits generally available to all of our full time employees.
Compensation Policies and Practices for 2011
     The core objectives of our compensation programs for 2011 are to secure and retain the services of high quality executives and to provide compensation to our executives that are commensurate and aligned with our performance and advances both short and long-term interests of ours and our stockholders. We seek to achieve these objectives through three principal compensation programs: (1) a base salary, (2) long-term equity incentives, and (3) an annual cash incentive bonus. Base salaries are designed primarily to attract and retain talented executives. Grants of equity awards are designed to provide a strong incentive for achieving long-term results by aligning interests of our executives with those of our stockholders, while at the same time encouraging our executives to remain with the company. Annual cash incentives are designed to motivate and reward the achievement of selected financial goals, generally tied to profitability. The Compensation Committee believes that our compensation programs for the named executive officers is appropriately based upon our performance and the performance and level of responsibility of the executive officer. In addition, the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Named Executive Officer Compensation Components for 2011
     For 2011, base salary, long-term equity incentive compensation, and an annual cash incentive bonus opportunity are the principal components of compensation for the named executive officers. In determining compensation for 2011, the Compensation Committee reviewed the compensation programs of other companies in our industry for informational purposes. However, the Compensation Committee did not use this information as a reference point, either wholly or in part, to base, justify or provide a framework for its compensation decisions and the Compensation Committee did not engage in benchmarking.
Base Salary
     A significant portion of total compensation for 2011 will be comprised of base salary, which enables us to attract and retain talented executive management through the payment of reasonable current income. On November 2, 2010, the Compensation Committee approved, based on the recommendation of Mr. Berrard, the 2011 compensation for our named executive officers other than Mr. Berrard, and determined and approved 2011 compensation for Mr. Berrard. Mr. Berrard reviewed the performance of each of the named executive officers (other than himself) and the compensation paid to those individuals during the past fiscal year, and made recommendations to the Compensation Committee regarding the compensation to be paid to those individuals during 2011. When determining base salary for 2011, the Compensation Committee did not use any specific formula, factors, or particular criteria that must be met by each named executive officer and did not assign any relative weight to any factors or criteria it considered. Rather, the Compensation Committee relied on its own business experience, judgment and discretion by considering all factors it deemed relevant. In determining base salaries for 2011, the Compensation Committee considered, the experience, skills, knowledge and responsibilities of the named executive officers in their respective roles. The Compensation Committee increased Mr. Berrard’s salary for 2011 after considering his responsibilities as a chief executive officer of a public company with a significant growth strategy, Mr. Berrard’s prior contributions to the company for which he had not received commensurate compensation and Mr. Berrard’s expected future contributions to the company and its growth strategy. For 2011, base salary will be $500,000 for Mr. Berrard, $230,000 for Mr. Byrne, $220,000 for Mr. Aucamp, and $200,000 for Mr. Cooper.
Long-Term Equity Incentive Compensation
     At this time, the Compensation Committee has not approved the terms of long-term equity incentive compensation for 2011.
Annual Cash Incentive Bonus
     On February 10, 2011, the Compensation Committee approved 2011 annual cash incentive bonus targets as a percentage of annual base salaries for each of the named executive officers as follows: Mr. Berrard — 60%; Mr. Byrne — 50%; Mr. Aucamp — 50%; and Mr. Cooper 40%. The payment of such bonuses is based on the Company achieving its budgeted earnings before interest, taxes, depreciation and amortization (EBITDA) for the fiscal year ending December 31, 2011.
     The named executive officers will also receive additional compensation in the form of vacation, medical, 401(k), and other benefits generally available to all of our full time employees.

Summary Compensation Table
     The following table sets forth certain summary information concerning compensation earned by, and paid to, the named executive officers for 2009 and 2010.

							Change in
							Pension Value
							and
							Nonqualified
Name and				Stock	Option	Non-Equity	Deferred	All Other
Principal				Awards	Awards	Incentive Plan	Compensation	Compensation
Position	Year	Salary	Bonus	(1)(2)	(1)(2)	Compensation	Earnings	(3)	Total
Steven R. Berrard	2010	$192,308	—	$1,049,999	$160,946	—	—	—	$1,403,253
President and Chief	2009	—	—	—	—	—	—	—	—
Executive Officer

Hugh H. Cooper	2010	$200,000	—	$512,050	$78,488	—	—	—	$790,538
Chief Financial	2009	$207,692	—	—	—	—	$154	—	$207,846
Officer and Treasurer

Thomas Aucamp	2010	$203,077	—	$461,999	$70,815	—	—	—	$735,891
Executive Vice	2009	$207,692	—	—	—	—	—	—	$207,692
President and Secretary

Thomas Byrne	2010	$204,615	—	$482,790	$74,035	—	—	—	$761,440
Executive Vice President	2009	$207,692	—	—	—	—	$615	—	$208,307

(1)	Represents restricted stock units and stock options granted under the Swisher Hygiene 2010 Stock Incentive Plan (the “Plan”). These grants of awards are subject to stockholder approval of the Plan.

(2)	This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for restricted stock units, the Company used $4.18, the closing price of the Company’s common stock on the grant date. In determining the grant date fair value for stock options, the Company used the Black-Scholes option pricing model, and took into account the $4.18 closing price of the Company’s common stock on the grant date, the $4.18 exercise price, the 6.25 year assumed period over which the options will be outstanding, a 30.7% volatility rate, and a 2.63% risk free rate.

(3)	Each named executive officer did not receive other compensation that exceeded $10,000 during 2009 and 2010.

Grants of Plan-Based Awards — Fiscal 2010
     The following table sets forth certain information concerning grants of awards to the named executive officers pursuant to the Plan in the fiscal year ended December 31, 2010.

								All Other	All Other
								Stock	Option	Exercise
								Awards:	Awards:	or Base
								Number of	Number of	Price of	Grant Date Fair
		Estimated Possible Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Option	Value of Stock
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock or	Underlying	Awards	and Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(#) (1)	Options(#) (2)	($/Sh)	Awards (3)
Steven R. Berrard	11/2/10	—	—	—	—	—	—	251,196	107,656	$4.18	$1,210,945
Hugh H. Cooper	11/2/10	—	—	—	—	—	—	122,500	52,500	$4.18	$590,538
Thomas Aucamp	11/2/10	—	—	—	—	—	—	110,526	47,368	$4.18	$532,814
Thomas Byrne	11/2/10	—	—	—	—	—	—	115,550	49,522	$4.18	$556,825

(1)	Represents restricted stock units granted under the Plan, which vest in four equal annual installments beginning on the first anniversary of the grant date. Each restricted stock unit represents the right to receive one share of common stock upon vesting. These restricted stock units are subject to stockholder approval of the Plan.

(2)	Represents stock options granted under the Plan, which vest in four equal annual installments beginning on the first anniversary of the grant date. These stock options are subject to stockholder approval of the Plan.

(3)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for restricted stock units, we used $4.18, the closing price of our common stock on the grant date. In determining the grant date fair value for stock options, we used the Black-Scholes option pricing model, and took into account the $4.18 closing price of our common stock on the grant date, the $4.18 exercise price, the 6.25 year assumed period over which the stock options will be outstanding, a 30.7% volatility rate, and a 2.63% risk free rate.

Outstanding Equity Awards at Fiscal Year-End — 2010
     The following table sets forth certain information regarding equity-based awards held by the named executive officers as of December 31, 2010.

	Option Awards (1)				Stock Awards (2)
							Equity	Equity
							Incentive	Incentive
							Plan	Plan
							Awards:	Awards:
							Number	Market or
							of	Payout
						Market	Unearned	Value of
						Value of	Shares,	Unearned
						Shares or	Units or	Shares,
	Number of	Number of			Number of	Units of	Other	Units or
	Securities	Securities			Shares or	Stock	Rights	Other
	Underlying	Underlying			Units of	That Have	That	Rights
	Unexercised	Unexercised	Option	Option	Stock That	Not	Have Not	That Have
	Options(#)	Options (#)	Exercise	Expiration	Have Not	Vested	Vested	Not
Name	Exercisable	Unexercisable	Price($)	Date	Vested(#)(2)	($)(3)	(#)	Vested($)

Steven R. Berrard	—	107,656	$4.18	11/2/2020	251,196	$1,195,693	—	—
Hugh H. Cooper	—	52,500	$4.18	11/2/2020	122,500	$583,100	—	—
Thomas Aucamp	—	47,368	$4.18	11/2/2020	110,526	$526,104	—	—
Thomas Byrne	—	49,522	$4.18	11/2/2020	115,550	$550,018	—	—

(1)	Represents stock options granted under the Plan, which vest in four equal annual installments beginning on November 2, 2011. These stock options are subject to stockholder approval of the Plan.

(2)	Represents restricted stock units granted under the Plan, which vest in four equal annual installments beginning on November 2, 2011. Each restricted stock unit represents the right to receive one share of common stock upon vesting. These restricted stock units are subject to stockholder approval of the Plan.

(3)	Determined by multiplying the closing price of the Company’s common stock on December 31, 2010 ($4.76) by the number of shares of common stock underlying the restricted stock units.
Potential Payments upon Termination or Change-in-Control
     The named executive officers do not have employment agreements with us and are all employed on an “at will” basis. We do not have arrangements with any of our named executive officers providing for additional benefits or payments in connection with a termination of employment, change in job responsibility, or a change-in-control.
Director Compensation
     No director received compensation for services rendered during 2009 or for 2010 before the Merger.
     Upon completion of the Merger, our Board approved director compensation for our non-employee directors as follows:
•	an annual fee of $60,000, paid quarterly on a calendar year basis;

•	an annual committee chairman fee of $10,000, paid quarterly on a calendar year basis to the Chairman of each of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee;

•	a per Board meeting fee of $1,500, paid quarterly in arrears on a calendar year basis;

•	a per committee meeting fee of $1,500, paid quarterly in arrears on a calendar year basis;

•	an annual grant of $35,000 in restricted stock units, paid on the first day of the month following our annual meeting of stockholders; and

•	a one time grant of $25,000 in restricted stock units, paid to each non-employee director upon their election or appointment to the Board.
     Fees not designated to be paid in restricted stock units may be accepted as cash or restricted stock units at the director’s discretion.
Director Compensation — Fiscal 2010
     The following table sets forth certain information regarding the compensation paid to our non-employee directors for their service during the fiscal year ended December 31, 2010.

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned			Incentive	Deferred
	or Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash	Awards (1)	Awards	Compensation	Earnings	Compensation	Total

H. Wayne Huizenga	$13,000	$56,915	—	—	—	—	$69,915
David Braley	$16,000	$58,416	—	—	—	—	$74,416
John Ellis Bush	$17,500	$60,083	—	—	—	—	$77,583
James E. O’Connor (2)	$16,000	$60,083	—	—	—	—	$76,083
David Prussky	$16,000	$58,416	—	—	—	—	$74,416
Ramon A. Rodriguez (2)	$17,500	$61,584	—	—	—	—	$79,084
Michael Serruya	$13,000	$56,915	—	—	—	—	$69,915

(1)	Represents restricted stock units granted under the Plan. These grants of restricted stock units are subject to stockholder approval of the Plan. This columns reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for restricted stock units, the Company used $4.18, the closing price of the Company’s common stock on the grant date. The table below sets forth the aggregate number of restricted stock units and stock options of each non-employee director outstanding as of December 31, 2010. The table below does not include non-compensatory warrants to purchase 5,500,000 shares of common stock held by Mr. Serruya, which were issued to him prior to the Merger.

Name	Restricted Stock Units	Stock Options

H. Wayne Huizenga	13,616	—
David Braley	13,975	—
John Ellis Bush	14,374	—
James E. O’Connor (2)	14,374	—
David Prussky	13,975	20,000
Ramon A. Rodriguez (2)	14,733	—
Michael Serruya	13,616	—

(2)	Messrs. O’Connor and Rodriguez resigned as directors on January 28, 2011.

AUDIT-RELATED MATTERS
REPORT OF THE AUDIT COMMITTEE
     The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.
     The audit committee of Swisher Hygiene Inc. (the “Company”) is composed of three “independent” directors, as determined in accordance with Rule 5605(a)(2) of The NASDAQ Stock Market’s regulations and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The audit committee operates pursuant to a written charter adopted by our Board of Directors, a copy of which is available on the Investor Relations section of the Company’s website at www.swisherhygiene.com.
     As described more fully in its charter, the purpose of the audit committee is to:
•	oversee the Company’s accounting and financial reporting processes, the Company’s internal systems of control and audits of the Company’s consolidated financial statements;

•	oversee the Company’s relationship with its independent auditors, including appointing or changing the Company’s auditors and ensuring their independence; and

•	provide oversight regarding significant financial matters, including the Company’s tax planning, treasury policies, currency exposures, dividends and share issuance and repurchases.
Management is responsible for preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.
     The audit committee has:
•	reviewed and discussed the Company’s audited financial statements with management;

•	discussed with BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; and

•	received from BDO the written disclosures and the letter regarding their communications with the audit committee concerning independence as required by the applicable requirements of the PCAOB and discussed with BDO the auditors’ independence from our company and management.
     In addition, the audit committee has met separately with management and with BDO.
     Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
William D. Pruitt, Chairman
David Braley
David Prussky

AUDITOR FEES AND SERVICES
     The following table sets forth the fees billed by BDO USA, LLP (“BDO”), our independent registered public accounting firm during the year ended December 31, 2010, and Scharf Pera & Co., PLLC (“Scharf”), our independent registered public accounting firm during the year ended December 31, 2009.

	2010	2009

Audit Fees	$86,400	$308,704
Audit-Related Fees (1)	271,896	—
Tax Fees (2)	—	21,253
All Other Fees (3)	—	11,582

Total	$358,296	$341,539

(1)	Represents fees billed by BDO in connection with its review of the registration statements on Form S-1 and Form 10.

(2)	Represents fees billed by Scharf for tax compliance services.

(3)	Represents fees billed by Scharf in connection with its audit of our 401(k) Plan in 2009.
CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP
     On November 1, 2010, we terminated the engagement of PricewaterhouseCoopers LLP (“PWC”), which served as the independent registered public accounting firm for CoolBrands. Our Board recommended and approved the decision to terminate PWC. PWC’s reports on the financial statements of CoolBrands for the fiscal year ended August 31, 2010 and August 31, 2009 did not contain an adverse opinion nor a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
     In connection with PWC’s audits of CoolBrands’ financial statements for the fiscal years ended August 31, 2010 and August 31, 2009, and through the interim period ended November 1, 2010, we have had no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PWC, would have caused PWC to make a reference to the subject matter of the disagreements in connection with it reports on the consolidated financial statements for the fiscal years ended August 31, 2010 and August 31, 2009.
Scharf Pera & Co., PLLC
     On November 2, 2010, we terminated the engagement of Scharf, which served as the independent registered public accounting firm for Swisher International. Our Audit Committee recommended and approved the decision to terminate Scharf. Scharf’s reports on the financial statements of Swisher International for the fiscal years ended December 31, 2009 and December 31, 2008 did not contain an adverse opinion nor a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
     In connection with Scharf’s audits of Swisher International financial statements for the fiscal years ended December 31, 2009 and December 31, 2008, and through the interim period ended November 2, 2010, we have had no disagreements with Scharf on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Scharf, would have caused Scharf to make a reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for the fiscal years ended December 31, 2009 and December 31, 2008.

BDO USA, LLP
     Effective November 2, 2010, our Audit Committee engaged BDO as our independent registered public accounting firm for the fiscal year ended December 31, 2010. Before engaging BDO, neither Swisher Hygiene nor anyone acting on Swisher Hygiene’s behalf, consulted BDO regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Swisher Hygiene’s financial statements, and no written or oral advice was provided that was an important factor considered by Swisher Hygiene in reaching a decision as to any accounting, auditing, or financial reporting issues. On March 11, 2011, our Compensation Committee selected BDO as our independent registered public accountant for the fiscal year ending December 31, 2011.
     A representative of BDO is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions from stockholders.
POLICY FOR APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES
     The Audit Committee has adopted a policy and related procedures requiring its pre-approval of all audit and non-audit services to be rendered by its independent registered public accounting firm. These policies and procedures are intended to ensure that the provision of such services do not impair the independent registered public accounting firm’s independence. These services may include audit services, audit-related services, tax services and other services. The policy provides for the annual establishment of fee limits for various types of audit services, audit-related services, tax services and other services, within which the services are deemed to be pre-approved by the Audit Committee. The independent registered public accounting firm is required to provide to the Audit Committee back-up information with respect to the performance of such services.
     All services provided by Scharf and BDO during the fiscal years ended December 31, 2010 and 2009 were approved by the Audit Committee. The Audit Committee has delegated to its Chair the authority to pre-approve services, up to a specified fee limit, to be rendered by the independent registered public accounting firm and requires that the Chair report to the Audit Committee any pre-approval decisions made by the Chair at the next scheduled meeting of the Audit Committee.
PROPOSAL 2: AUTHORIZED COMMON STOCK PROPOSAL
Background
     Our Board proposes amending the our Certificate of Incorporation to increase the number authorized shares of common stock as more fully described below. We currently have authorized 400,000,000 shares of common stock, par value $.001 per share, with approximately 136,157,351 shares of common stock outstanding. The Board believes that the increase in the number of authorized shares of common stock would provide us greater flexibility with respect to our capital structure for purposes such as future additional equity financings, acquisitions, and compensatory programs. As described in Proposal 3, the Board also proposes to authorize 10,000,000 shares of preferred stock. If both this Proposal 2 and Proposal 3 are approved, the total number of authorized shares of all classes of our capital stock will be 610,000,000 shares, consisting of 600,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. For a discussion of the proposed preferred stock, see Proposal 3 — Preferred Stock Proposal, below. Proposal 2 and 3 are not contingent on one another.
Purposes of the Amendment
     Having an increased number of authorized but unissued shares of common stock would allow the Company to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in the Company’s capitalization. The issuance of additional shares of common stock may, depending upon the circumstances under which such shares are issued, reduce stockholders’ equity per share and may reduce the percentage ownership of common stock by existing stockholders. It is not the present intention of the Board to seek stockholder approval prior to any issuance of shares of common stock that would become authorized by the amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders.

Effects of the Increase in Authorized Capital Stock
     Our stockholders will not realize any dilution in their voting rights as a result of the increase in the number of authorized shares of common stock but will experience dilution in their voting rights to the extent additional shares are issued. Issuance of significant numbers of additional shares of our common stock in the future (i) will dilute stockholders’ percentage ownership and (ii) if such shares are issued at prices below what current stockholders’ paid for their shares, may dilute the value of current stockholders’ shares.
     When issued, the additional shares of common stock authorized by the amendment will have the same rights and privileges as the shares of common stock currently authorized and outstanding. Holders of common stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of common stock when such shares are issued.
     Shares of authorized common stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, that a purchase or change in control of the Company could occur. Issuance of additional common stock could have a deterrent effect on persons seeking to acquire control. The Board also could, although it has no present intention of so doing, authorize the issuance of shares of common stock to a holder who might thereby obtain sufficient voting power to assure that any proposal to effect certain business combinations or amendment to the Company’s Certificate of Incorporation or Bylaws would not receive the required stockholder approval. Accordingly, the power to issue additional shares of common stock could enable the Board to make it more difficult to replace incumbent directors or to accomplish business combinations opposed by the incumbent Board.
Effective Date of the Amendment
     If this amendment to our certificate of incorporation is approved by our stockholders, we will file the amended and restated certificate of incorporation with the Delaware Secretary of State in order for the amendment to become effective. If we obtain stockholder approval of this proposal, we intend to file an amended and restated certificate of incorporation as soon as practicable following such approval.
     Our Board reserves the right, notwithstanding stockholder approval of the proposal and without further action by our stockholders, not to proceed with the amendment at any time before the effective date of the amendment and restatement of our certificate of incorporation.
     Article FOURTH of the Company’s Certificate of Incorporation, currently provides as follows:
FOURTH. The total number of shares of common stock of the corporation, par value $.001 per share (the “Common Shares”), which the corporation shall have authority to issue is 400,000,000. Upon the effectiveness of the Domestication (the “Effective Time”), any stock certificate that, immediately prior to the Effective Time, represented common shares of CoolBrands Canada will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent an identical number of Common Shares of the corporation.
     Our Board has approved the following amendment and restatement to Article FOURTH, subject to approval of such amendment by the holders of the Company’s Common Stock in accordance with Proposal 2 and Proposal 3. Proposals 2 and 3 are not contingent on one another. If both Proposal 2 and Proposal 3 are approved, and we subsequently file an amended and restated certificate of incorporation providing that the entire Article Fourth, set forth above, will be deleted in its entirety and replaced by the following:

FOURTH. A. The total number of shares of all classes of stock which the corporation shall be authorized to issue is 610,000,000 shares, divided into 600,000,000 shares of common stock, par value $.001 per share (herein called “Common Stock”), and 10,000,000 shares of preferred stock, par value $.001 per share (herein called “Preferred Stock”).
     B. The Board of Directors of the corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
     C. Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section B of this Article FOURTH) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.
     D. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.
     E. Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.
     F. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware.
     G. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.
     The full text of our Amended and Restated Certificate of Incorporation, as proposed to be filed if Proposal 2, Proposal 3, and Proposal 4 are all approved, is set forth as Annex A to this proxy statement.
Dissenters Rights
     Neither Delaware law nor our certificate of incorporation or bylaws provides our stockholders with the rights of appraisal or similar rights of dissenters with respect to this amendment.

Vote Required and Recommendation
     The Board recommends that you vote “FOR” the Authorized Common Stock Proposal. The vote required to approve the Authorized Common Stock Proposal is a majority of the outstanding shares of our common stock.
PROPOSAL 3: PREFERRED STOCK PROPOSAL
Background
     Our Board believes it is in the best interest of our stockholders and the Company to amend our certificate of incorporation to authorize 10,000,000 shares of preferred stock with a par value of $0.001 per share and provide that our Board is authorized to prescribe the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of preferred stock. Preferred stock for which the Board is authorized to so determine the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of preferred stock is commonly referred to as “blank check” preferred.
     The Board believes that this authorization of preferred stock would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing and acquisitions. Upon approval of this Preferred Stock Proposal and the Authorized Common Stock Proposal and the Stockholders’ Consent Proposal, the Board would amend and restate the Company’s Certificate of Incorporation as set forth in Annex A to this proxy statement. Those provisions to be amended in the event this proposal is approved are set forth below.
     Our certificate of incorporation currently authorizes the issuance of up to 400,000,000 shares of common stock with a par value of $0.001 per share. No shares of preferred stock are currently authorized. As described in Proposal 2, the Board also proposed to increase the authorized number of shares of common stock. If both this Proposal 3 and Proposal 2 are approved, the total number of authorized shares of all classes of our capital stock will be 610,000,000 shares, consisting of 600,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. For a discussion of the proposed increase in the number of authorized shares of common stock, see Proposal 2 — Authorized Common Stock Proposal, above. Proposal 2 and 3 are not contingent on one another.
     If our certificate of incorporation is amended to authorize preferred stock, our Board would have discretion to prescribe the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of preferred stock. If this proposal is approved by our stockholders, our Board does not intend to solicit further stockholder approval before the issuance of any shares of preferred stock, except as may be required by applicable law or rule, however our Board has no current plan to issue any shares of preferred stock authorized as a result of the stockholder approval hereby obtained.
     Upon the effectiveness of the amendment authorizing the creation of a class of blank check preferred stock, when required by law and in accordance with the Delaware General Corporation Law, our Board will have the express authority to execute and file a certificate of designation setting forth the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of our preferred stock.
Purposes of the Amendment
     The Board recommends the authorization of 10,000,000 shares of preferred stock to increase the Company’s financial flexibility. The Board believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company’s capital structure than now exists. The preferred stock would be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company’s business and operations, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

     If the proposed amendment is approved, the Board would be empowered, without the necessity of further action or authorization by the Company’s stockholders, unless required in a specific case by applicable laws or regulations, to authorize the issuance of up to 10,000,000 shares of preferred stock from time to time in one or more series, and to fix by resolution or resolutions, designations, preferences, limitations and relative rights of each such series. Each series of preferred stock could, as determined by the Board at the time of issuance, rank, with respect to dividends and redemption and liquidation rights, senior to the Company’s common stock.
Effects of the Authorization of a Class of Preferred Stock
     Although the Board has no current plan to issue any shares of preferred stock, any future issuance of preferred stock could adversely affect the rights of holders of our common stock. If we issue preferred stock, such preferred stock will include certain designations, rights, qualifications, preferences, limitations and terms, any of which may dilute the voting power or economic interest of holders of our common stock. For example, in the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of our preferred stock could dilute the earnings per share and book value per share of all outstanding shares of our common stock. In addition, in a liquidation, the holders of our preferred stock may be entitled to receive a certain amount per share of our preferred stock before the holders of our common stock receive any distribution. In addition, the holders of our preferred stock may be entitled to vote and such votes may dilute the voting rights of the holders of our common stock when we seek to take corporate action. Our preferred stock also may be convertible into shares of our common stock. Furthermore, our preferred stock could be issued with certain preferences over the holders of our common stock with respect to dividends or the power to approve the declaration of a dividend. The aforementioned are only examples of how shares of our preferred stock, if issued, could result in:
•	reduction of the amount of funds otherwise available for payment of dividends on our common stock;

•	restrictions on dividends that may be paid on our common stock (although there are no current plans to pay dividends on our common stock);

•	dilution of the voting power of our common stock; and

•	restrictions on the rights of holders of our common stock to share in our assets on liquidation until satisfaction of any liquidation preference granted to the holders of our preferred stock.
     In addition to financing purposes, we could also issue shares of preferred stock that may, depending on the terms of such issued preferred stock, make more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or other means. When, in the judgment of our Board, this action would be in the best interest of our company and stockholders, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of our company. Such shares also could be privately placed with purchasers favorable to our Board in opposing such action. In addition, our Board could authorize holders of a series of our preferred stock to vote either separately as a class or with the holders of our common stock, on any merger, sale or exchange of assets by our company or any other extraordinary corporate transaction. The existence of the additional authorized preferred stock could have the effect of discouraging unsolicited takeover attempts. The issuance of preferred stock also could be used to dilute the stock ownership of a person or entity seeking to obtain control of our company should our Board consider the action of such entity or person not to be in the best interest of our stockholders. The issuance of preferred stock also could be used to entrench current management or deter an attempt to replace our Board by diluting the number or rights of shares held by individuals seeking to control our company by obtaining a certain number of seats on our Board.
Effective Date of the Amendment
     If this amendment to our certificate of incorporation is approved by our stockholders, we will file the amended and restated certificate of incorporation with the Delaware Secretary of State in order for the amendment to become effective. If we obtain stockholder approval of this proposal, we intend to file an amended and restated certificate of incorporation as soon as practicable following such approval.

     Our Board reserves the right, notwithstanding stockholder approval of this amendment to our certificate of incorporation and without further action by our stockholders, not to proceed with the amendment at any time before the effective date of the amendment and restatement of our certificate of incorporation.
     Article FOURTH of the Company’s Certificate of Incorporation, currently provides as follows:
FOURTH. The total number of shares of common stock of the corporation, par value $.001 per share (the “Common Shares”), which the corporation shall have authority to issue is 400,000,000. Upon the effectiveness of the Domestication (the “Effective Time”), any stock certificate that, immediately prior to the Effective Time, represented common shares of CoolBrands Canada will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent an identical number of Common Shares of the corporation.
     Our Board has approved the following amendment and restatement to Article FOURTH, subject to approval of such amendment by the holders of the Company’s Common Stock in accordance with Proposal 2 and Proposal 3. Proposals 2 and 3 are not contingent on one another. If both Proposal 2 and Proposal 3 are approved, and we subsequently file an amended and restated certificate of incorporation providing that the entire Article Fourth, set forth above, will be deleted in its entirety and replaced by the following:
FOURTH A. The total number of shares of all classes of stock which the corporation shall be authorized to issue is 610,000,000 shares, divided into 600,000,000 shares of common stock, par value $.001 per share (herein called “Common Stock”), and 10,000,000 shares of preferred stock, par value $.001 per share (herein called “Preferred Stock”).
     B. The Board of Directors of the corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
     C. Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section B of this Article FOURTH) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.
     D. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.
     E. Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.
     F. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware.

     G. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.
     In addition, if the Preferred Stock Proposal is approved, the amended and restated certificate of incorporation to be filed will include conforming changes to Articles SEVENTH AND EIGHTH, each as set forth below with the conforming language underlined.
SEVENTH. Subject to the rights of the holders of any series of Preferred Stock and to the requirements of applicable law, special meetings of stockholders of the corporation for any purpose or purposes may be called at any time only by the chairman of the Board of Directors or the president of the corporation or at the written request of a majority of the members of the Board of Directors and may not be called by any other person, and any power of stockholders to call a special meeting is specifically denied.
EIGHTH. Except as authorized in advance by a resolution adopted by the Board of Directors or except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of the stockholders of the corporation, and the taking of any action by written consent of the stockholders in lieu of a meeting of the stockholders is specifically denied.
     The full text of our Amended and Restated Certificate of Incorporation, as proposed to be filed if Proposal 2, Proposal 3, and Proposal 4 are all approved, is set forth as Annex A to this proxy statement.
Dissenters Rights
     Neither Delaware law nor our certificate of incorporation or bylaws provides our stockholders with the rights of appraisal or similar rights of dissenters with respect to this amendment.
Vote Required and Recommendation
     The Board recommends that you vote “FOR” the Preferred Stock Proposal. The vote required to approve the Preferred Stock Proposal is a majority of the outstanding shares of our common stock.
PROPOSAL 4: STOCKHOLDER CONSENT PROPOSAL
Background
     The General Corporation Law of the State of Delaware provides that, unless a company’s certificate of incorporation provides otherwise, stockholders may take action without a meeting if the holders of stock having the minimum number of votes necessary to authorize such action sign a written consent. The Company’s current Certificate of Incorporation provides that any action permitted to be taken by stockholders may only be taken at an annual meeting or special meeting of stockholders. The Board is now proposing an amendment to the Company’s Certificate of Incorporation that would permit action that is required to be taken or which may be taken at any annual or special meeting of stockholders of the Company to be taken by the written consent of stockholders, without a meeting,if such action is taken by a written consent signed by the holders of stock having the minimum number of votes necessary to authorize such action at a meeting, if the Board has previously approved the actions or, in the case of holders of preferred stock, if and to the extent that the certificate of incorporation (including any certificate of designation) expressly provides that holders of preferred stock (or any series thereof) may act by written consent.

Purpose of the Amendment
     The Board recommends allowing any action required or permitted to be taken by stockholders to be taken without a meeting of stockholders if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action, if the Board has previously approved the actions or, in the case of holders of preferred stock, if and to the extent that the certificate of incorporation (including any certificate of designation) expressly provides that holders of preferred stock (or any series thereof) may act by written consent. If written consent is allowed, action of stockholders can be undertaken more efficiently. The Board believes it is in the best interest of the Company and its stockholders to allow action of stockholders by written consent in certain cases described in this proposal and therefore proposes to amend the Company’s Certificate of Incorporation.
Effect of the Authorization to Permit Stockholders to Act by Written Consent
     There are advantages of permitting stockholder action by written consent, provided, the Board has previously approved the actions or, in the case of holders of preferred stock, if and to the extent that the certificate of incorporation (including any certificate of designation) expressly provides that holders of preferred stock (or any series thereof) may act by written consent and these advantages may include:
•	the view that provisions limiting action by written consent of the stockholders are inconsistent with principles of good corporate governance because they can, either in appearance or practice, limit stockholders’ ability to participate effectively in corporate governance;

•	the view that stockholder consent limited to actions previously approved by the Board allows the Board to exercise its business judgment as fiduciaries of the stockholders before the action may be consented to by a majority of stockholders;

•	the expense of holding a meeting of stockholders can be considerable, and it is inefficient to hold a stockholders meeting if the holders of a significant number of voting stock have already determined how a matter will be decided; and

•	the ability to obtain stockholder approval by written consent also facilitates transactions by the Company without the delays in calling a meeting and distributing meeting materials.
     Conversely, there may be advantages of not permitting stockholder action by written consent, these advantages include:
•	requiring stockholder action only at a stockholder meeting increases the likelihood that the Company and all of its stockholders will be given an opportunity to consider carefully and respond prudently to important stockholder proposals; and

•	requiring stockholder action only at a stockholder meeting avoids untimely action in a context that might not permit stockholders to have the full benefit of the knowledge, advice and participation of the Company’s management and Board.
     In making its recommendation, the Board balanced the various interests of those who view the right to act by written consent as good corporate governance and the attendant advantages of acting by written consent, and the protections afforded stockholders by precluding action by written consent. The Board noted that permitting action by written consent of the stockholders is consistent with the Company’s overall efforts to reduce expenses. The Board concluded that the best interests of the Company and its stockholders would be served by amending the Company’s Certificate of Incorporation to permit action by written consent (and without a meeting of stockholders) in circumstances where the Board has previously approved the actions or, in the case of holders of preferred stock, where the certificate of incorporation (including any certificate of designation) expressly provides that holders of preferred stock (or any series thereof) may act by written consent.

Effective Date of the Amendment
     If this amendment to our certificate of incorporation is approved by our stockholders, we will file the amended and restated certificate of incorporation with the Delaware Secretary of State in order for the amendment to become effective. If we obtain stockholder approval of this proposal, we intend to file an amended and restated certificate of incorporation as soon as practicable following such approval.
     Our Board reserves the right, notwithstanding stockholder approval of this amendment to our certificate of incorporation and without further action by our stockholders, not to proceed with the amendment at any time before the effective date of the amendment and restatement of our certificate of incorporation.
     If Proposal 4 is approved by the stockholders, the Certificate of Incorporation of the Company will be amended as follows:
     The Company’s Certificate of Incorporation, Article NINTH, currently states:
NINTH. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of the stockholders of the corporation, and the taking of any action by written consent of the stockholders in lieu of a meeting of the stockholders is specifically denied.
     Article NINTH of the Certificate of Incorporation, shall be deleted in its entirety and the new Article EIGHTH shall provide as follows:
EIGHTH. Except as authorized in advance by a resolution adopted by the Board or except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of the stockholders of the corporation, and the taking of any action by written consent of the stockholders in lieu of a meeting of the stockholders is specifically denied.
     The full text of our Amended and Restated Certificate of Incorporation, as proposed to be filed if Proposal 2, Proposal 3, and Proposal 4 are all approved, is set forth as Annex A to this proxy statement.
Dissenters Rights
     Neither Delaware law nor our certificate of incorporation or bylaws provides our stockholders with the rights of appraisal or similar rights of dissenters with respect to this amendment.
Vote Required and Recommendation
     The Board recommends that you vote “FOR” the approval of the Stockholder Consent Proposal. The vote required to approve the Stockholder Consent Proposal is a majority of the outstanding shares of our common stock.
PROPOSAL 5: STOCK INCENTIVE PLAN PROPOSAL
Background
     The Amended and Restated Swisher Hygiene Inc. 2010 Stock Incentive Plan (the “Stock Incentive Plan”) has been approved by the Board and will become effective subject to approval of our stockholders.
     The purposes of the Stock Incentive Plan are to attract, retain and reward employees, officers, directors (employee or non-employee directors) or consultants of the Company and its subsidiaries and affiliates, and other persons who may provide services to the Company (“Eligible Individuals”) and to link compensation to measures of performance; thereby providing (1) additional incentives to such persons to create stockholder value, and (2) such persons with an opportunity to acquire a proprietary interest in the Company. The Stock Incentive Plan will allow us to grant a variety of stock-based and cash-based awards to Eligible Individuals.
     Our Board seeks stockholder approval of the Stock Incentive Plan to satisfy certain legal and regulatory requirements. In addition, our Board regards stockholder approval of the Stock Incentive Plan as desirable and consistent with good corporate governance practices.

     Our Board also seeks to the greatest extent practicable to ensure the Company’s ability to claim tax deductions for compensation paid. Section 162(m) of the Internal Revenue Code (the “Code”) limits the deductions a publicly held company can claim for compensation in excess of $1 million paid in a given year to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer) serving on the last day of the fiscal year (“covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. Because compensation may be paid to covered employees of the Company under the Stock Incentive Plan, the Company is seeking stockholder approval of the Stock Incentive Plan in order to meet a key requirement for certain awards to qualify as “performance-based” under Section 162(m).
     In addition, stockholder approval will permit designated stock options to qualify as incentive stock options under the Code. Such qualification can give holders of the options more favorable tax treatment, as explained below.
     Stockholder approval of the Stock Incentive Plan will not affect the Company’s ability to make stock- or cash-based awards outside of the Stock Incentive Plan to the extent consistent with applicable laws and regulations.
Potential Dilution
     The aggregate number of shares of common stock of the Company that may be issued to employees, directors and consultants under the Stock Incentive Plan is 11,400,000, representing approximately 8.37% of issued and outstanding shares of the Company as of March 11, 2011. Awards made under the Stock Incentive Plan that are forfeited, cancelled or have expired will not be counted for purposes of the share limitation.
Description of the Stock Incentive Plan
     The following is a brief description of the Stock Incentive Plan’s material features. This description is qualified in its entirety by reference to the full text of the Stock Incentive Plan, a copy of which is attached to this proxy statement as Annex B. We cannot determine the benefits to be received by Eligible Individuals under the Stock Incentive Plan.
     Administration. The Stock Incentive Plan will be administered by the Compensation Committee. The Compensation Committee, appointed by the Board, has the full authority to administer and interpret the Stock Incentive Plan, to authorize the granting of awards, to determine the eligibility to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the Stock Incentive Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Stock Incentive Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Stock Incentive Plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The Compensation Committee administering the Stock Incentive Plan will consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as the Company is subject to Section 162(m) of the Internal Revenue Code, qualify as an outside director for purposes of Section 162(m) of the Internal Revenue Code; if no Compensation Committee exists, the function of the Compensation Committee shall be performed by the Board, provided, however, that a Compensation Committee shall be created prior to the grant of awards to a covered employee and that grants of awards to a covered employee shall be made only by such Compensation Committee. References below to the Compensation Committee include a reference to the Board for those periods in which the Board is acting as the Compensation Committee.
     Eligibility. Officers, employees, including persons who have agreed to become employees, directors of, and persons providing substantial bona fide personal services to the Company and certain related entities are eligible to be selected as award recipients. Incentive stock options may only be granted to employees of the Company that meet the required definition for purposes of incentive stock options under the Code.

     Type of Awards. The Stock Incentive Plan gives the Compensation Committee the flexibility to grant a variety of instruments including stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares and performance units. Awards may be granted alone or in combination with any other award granted under the Stock Incentive Plan or any other plan. The Compensation Committee will determine the size of each award to be granted (including, where applicable, the number of shares to which an award will relate), and all other terms and conditions of each award. Below is a description of the types of awards that may be issued under the Stock Incentive Plan.
     Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of shares of the Company’s common stock at an exercise price established at the date of grant. Stock options granted may be either non-qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Code). A stock appreciation right (“SAR”) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of the Company common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the fair market value of one share of common stock on the grant date. The Compensation Committee will specify at the time an option or SAR is granted when and in what proportions an option or SAR becomes vested and exercisable. Stock options may not be transformed into SARs.
     Subject to the limitations set forth in the Stock Incentive Plan relating to incentive stock options, the exercise price of a stock option shall be fixed by the Compensation Committee and stated in the respective award agreement, provided that the exercise price of the shares of common stock subject to such stock option may not be less than fair market value of such common stock on the grant date, or if greater, the par value of the common stock.
     No stock options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the award agreement relating thereto or in the Stock Incentive Plan. The term of all stock options is 10 years unless otherwise provided in the award agreement.
     Restricted Stock. An award of restricted stock is an issuance of shares of the Company common stock that is subject to certain restrictions established by the Compensation Committee and to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company for a specified period of time). Recipients of restricted stock may receive the stock prior to the restrictions being satisfied, in which case such stock shall be legended accordingly, or the Company may elect to hold such shares for the benefit of the restricted stock recipient. Generally, the restricted stock recipient will be entitled to vote the restricted stock and to exercise other stockholder rights. Thus, upon grant, the shares may be included in the Company’s total number of shares outstanding and accrue and pay dividends, which may be subject to the same restrictions and forfeiture conditions as the restricted stock with respect to which such dividends were issued.
     Restricted Stock Units. An award of restricted stock units is a right to receive, in the future, a specified number of shares of the Company common stock that is subject to satisfaction of certain terms and conditions established by the Compensation Committee (including, for example, continued employment with the Company for a specified period of time).
     Performance-Based Awards. The Compensation Committee may grant performance awards, which may be cash-or stock-based, including performance units and performance shares. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. The Compensation Committee will set the performance goals used to determine the amount payable pursuant to a performance award. To avoid limitations on tax deductibility in Section 162(m) of the Code for any compensation in excess of $1 million paid to covered employees of the Company, the business criteria used by the Compensation Committee in establishing performance goals applicable to performance awards to such covered employees must be selected from among the following:
i.	the attainment of certain target levels of, or a specified increase in, the Company’s enterprise value or value creation targets;

ii.	the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax profits including, without limitation, that attributable to Company’s continuing and/or other operations;

iii.	the attainment of certain target levels of, or a specified increase relating to, the Company’s operational cash flow or working capital, or a component thereof;

iv.	the attainment of certain target levels of, or a specified decrease relating to, the Company’s operational costs, or a component thereof;

v.	the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee;

vi.	the attainment of a specified percentage increase in earnings per share or earnings per share from the Company’s continuing operations;

vii.	the attainment of certain target levels of, or a specified percentage increase in, the Company’s net sales, revenues, net income or earnings before income tax or other exclusions;

viii.	the attainment of certain target levels of, or a specified increase in, the Company’s return on capital employed or return on invested capital;

ix.	the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax return on shareholder equity;

x.	the attainment of certain target levels in the fair market value of the Company’s common stock;

xi.	the growth in the value of an investment in the common stock assuming the reinvestment of dividends;

xii.	successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith and/or

xiii.	the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization).
     In addition, performance goals may be based upon the attainment by a subsidiary, division or other operational unit of the Company of specified levels of performance under one or more of the measures described above. Further, the performance goals may be based upon the attainment by the Company (or a subsidiary, division, facility or other operational unit of the Company) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Compensation Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the performance goals may be based; (ii) modify, amend or adjust the business criteria described above; or (iii) incorporate in the performance goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances.
     Limitations on Awards. The aggregate number of shares that may be issued under the Stock Incentive Plan will not exceed 11,400,000, representing approximately 8.37% of issued and outstanding shares of the Company as of March 11, 2011. A maximum of 6,000,000 shares, representing approximately 4.41% of issued and outstanding shares of the Company as of March 11, 2011, may be subject to grants of incentive stock options. A maximum of 5,700,000 shares, representing approximately 4.19% of issued and outstanding shares of the Company as of March 11, 2011, may be issued in connection with awards, other than stock options and stock appreciation rights that are settled in common stock. A maximum of 600,000 shares, representing approximately 0.44% of issued and outstanding shares of the Company as of March 11, 2011, may be subject to grants of stock options or stock appreciation rights to any one Eligible Individual during any one fiscal year. A maximum of 350,000 shares representing approximately 0.26% of issued and outstanding shares of the Company as of March 11, 2011, may be subject to grants of performance shares, restricted stock, and awards of common stock to any one Eligible Individual during any one fiscal year. The maximum value at grant date of grants of performance units which may be granted to any one Eligible Individual during any one fiscal year shall be 1,000,000 dollars. Shares issued under the Stock Incentive Plan that are reacquired by the Company in connection with a cancellation, forfeiture, termination or other failure to satisfy performance conditions will generally not be treated as having been issued for purposes of the share limitation. Shares delivered under the Stock Incentive Plan may be newly issued shares, treasury shares, or shares acquired in the open market.

     Awards may not be assigned other than by will or the laws of descent and distribution.
     Unless permitted under the rules and regulations of the Toronto Stock Exchange, the number of shares of common stock which may be issued to Insiders (as defined below) at any time and the number of awards that may be granted to Insiders within the 12 month period under the Stock Incentive Plan and under each of the Corporation’s other securities based compensation arrangements, may not exceed in aggregate, 10% of the issued common stock. The term “Insiders” generally includes the Company’s directors, executive officers and shareholders of the Company that own more than 10% of the Company’s stock (by voting power).
     The following describes the treatment of the awards under the Stock Incentive Plan in the event of participant’s termination of employment or other service with the Company. Unvested stock options shall expire upon the earlier of the date of participant’s termination of employment or other service with the Company or expiration of the stock option’s term. Once vested, stock options shall expire on the earlier of: (i) 90 days following a participant’s termination of employment or other service with the Company for reasons other than cause, disability or death; (ii) one year following a participant’s termination of employment or other service with the Company by reason of disability or death; and (iii) the expiration of the stock option’s term. In the event the termination is for cause, any option held by the participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination. Restricted stock and restricted stock units shall be immediately forfeited and, in the case of restricted stock, returned to the Company, if a participant’s employment or other service with the Company terminates for any reason. Performance shares and performance units shall be cancelled and forfeited immediately upon termination unless such termination is as a result of death or disability, in which case the participant or their estate, devisee or heir at law shall be entitled to a proportionate payment at the end of the applicable performance period.
     Adjustments. In the event outstanding shares of the Company common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company, the Compensation Committee will adjust the number and kind of shares subject to the aggregate and individual share limitations to the extent equitable and appropriate. The Compensation Committee will also make appropriate and equitable adjustments to outstanding awards upon occurrence of these events to preserve the awards without enhancing their value. These adjustments may include changes to the number of shares subject to an award, the exercise price or share price referenced in the award terms, and other terms of the award.
     Amendment, Termination. Our Board may amend, suspend, discontinue, or terminate the Stock Incentive Plan or the Compensation Committee’s authority to grant awards under the Stock Incentive Plan without stockholder approval, provided that stockholder approval will be required for any amendment that will require stockholder approval as a matter of law or regulation including the rules of any stock exchange or automated quotation system on which the common stock may then be listed or granted.
     Stockholder approval shall be required for any amendment: (i) that changes the class of individuals eligible to receive awards under the plan; (ii) that increases the maximum number of shares of common stock in the aggregate that may be subject to awards that are granted under the plan; (iii) the approval of which is necessary to comply with federal or state law; (iv) any amendment to increase or remove the insider participation limit set forth in the Stock Incentive Plan; or (v) that proposes to eliminate a requirement provided under the Stock Incentive Plan that the Company stockholders must approve an action to be undertaken under the Stock Incentive Plan.
     Code Section 409A. It is intended that awards granted under the Stock Incentive Plan either be exempt from or comply with the requirements of Code Section 409A. The Compensation Committee may amend any outstanding award without the participant’s consent if such amendment is required to either comply with Section 409A of the Code or prevent the participant from being subject to any tax or penalty under Section 409A.

Tax Consequences
     The federal income tax consequences arising with respect to awards granted under the Stock Incentive Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances:
•	if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture);

•	if a person is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and the Company will not be entitled to any tax deduction if shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant;

•	the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its covered employees if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m) of the Code and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and

•	an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if such vesting occurs prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Code Section 409A, and the requirements of Code Section 409A are not satisfied.
     The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Stock Incentive Plan. This discussion is intended for the information of stockholders considering how to vote at the special meeting and not as tax guidance to participants in the Stock Incentive Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients, and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.
New Stock Incentive Plan Benefits
The following table sets forth information regarding awards that have been made pursuant to the Stock Incentive Plan from November 2, 2010 thru March 14, 2011 to the individuals and groups listed. All of these awards are subject to stockholder approval of the Stock Incentive Plan. If stockholder approval is not obtained then the recipients will not receive the awards granted at this time.

		Grant Date
		Fair Value of
		RSUs and	Number of	Number of
Name	Position	Stock Options	RSUs	Stock Options

H. Wayne Huizenga	Chairman	$56,915	13,616	—
Steven R. Berrard	Chief Executive Officer,	$1,210,945	251,196	107,656
David Braley	President and Director Director	$58,416	13,975	—
John Ellis Bush	Director	$60,083	14,374	—
Harris W. Hudson	Director	$25,000	4,000	—
James O’Connor	Former Director[1]	$60,083	14,374
William Pruitt	Director	$25,000	4,000	—
David Prussky	Director	$58,416	13,975	—
Ramon Rodriguez	Former Director[1]	$61,584	14,733
Michael Serruya	Director	$56,915	13,616	—
Thomas Aucamp	Executive Vice President and Secretary	$32,814	110,526	47,368
Thomas Byrne	Executive Vice President	$56,825	115,550	49,552
Hugh H. Cooper	Chief Financial Officer	$590,538	122,500	52,500

Executive Officer Group (4 persons)		$2,891,122	599,772	257,346

Non-Executive Director Group (7 persons)		$340,745	67,556	—

Non-Executive Officer Employee Group		$9,752,593	1,926,812	1,070,951

[1]	Messrs. O’Connor and Rodriguez resigned from the Board effective January 28, 2011.
Vote Required and Recommendation
     The Board recommends that you vote “FOR” the Stock Incentive Plan Proposal. The vote required to approve the Stock Incentive Plan Proposal is a majority of the shares of our common stock which are present in person or by proxy and entitled to vote thereon.

PROPOSAL 6: PERFORMANCE INCENTIVE PLAN PROPOSAL
Background
     The Swisher Hygiene Inc. Senior Executive Officers Performance Incentive Bonus Plan (the “Performance Incentive Plan”) has been approved by the Board and will become effective subject to approval of our stockholders.
     The purpose of the Performance Incentive Plan is to attract, retain and motivate key employees by providing cash performance bonuses to designated key employees of the Company or its subsidiaries. (“Performance Incentive Eligible Individuals”).
     Our Board seeks to the greatest extent practicable to ensure the Company’s ability to claim tax deductions for compensation paid. Section 162(m) of the Code limits the deductions a publicly held company can claim for compensation in excess of $1 million paid in a given year to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer) serving on the last day of the fiscal year (“covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. Because compensation may be paid to covered employees of the Company under the Performance Incentive Plan, the Company is seeking stockholder approval of the Performance Incentive Plan in order to meet a key requirement for certain awards to qualify as “performance-based” under Section 162(m). In addition, our Board regards stockholder approval of the Performance Incentive Plan as desirable and consistent with good corporate governance practices.
     Stockholder approval of the Performance Incentive Plan will not affect the Company’s ability to make cash-based awards outside of the Performance Incentive Plan to the extent consistent with applicable laws and regulations.
Description of the Performance Incentive Plan
     The following is a brief description of the Performance Incentive Plan’s material features. This description is qualified in its entirety by reference to the full text of the Performance Incentive Plan, a copy of which is attached to this proxy statement as Annex C. We cannot determine the benefits to be received by Performance Incentive Eligible Individuals under the Performance Incentive Plan.
     Administration. The Performance Incentive Plan shall be administered by the Compensation Committee. The Compensation Committee shall have the exclusive authority and responsibility to: (i) interpret the Performance Incentive Plan; (ii) approve the designation of eligible participants; (iii) set the performance criteria for awards under the Performance Incentive Plan within the Performance Incentive Plan guidelines; (iv) determine the timing and form of amounts to be paid out under the Performance Incentive Plan and the conditions for payment thereof; (v) certify attainment of performance goals and other material terms; (vi) reduce performance bonuses as provided in the Performance Incentive Plan; (vii) authorize the payment of all benefits and expenses of the Performance Incentive Plan as they become payable under the Performance Incentive Plan; (viii) adopt, amend and rescind rules and regulations relating to the Performance Incentive Plan; and (ix) make all other determinations and take all other actions necessary or desirable for the Performance Incentive Plan’s administration, including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in this Performance Incentive Plan in the manner and to the extent it shall deem necessary to carry this Performance Incentive Plan into effect, but only to the extent such action would be permitted under Code Section 162(m). The Compensation Committee shall be appointed by the Board to administer this Performance Incentive Plan; it is intended that all of the members of the Compensation Committee shall satisfy the requirements to be outside directors, as defined under Code Section 162(m).
     Eligibility. Key employees of the Company and its subsidiaries are eligible to be selected as award recipients under the Performance Incentive Plan.

     Awards and Performance Goals. Under the Performance Incentive Plan the Compensation Committee may grant Performance Incentive Eligible Individuals cash awards (the “Awards”). The Compensation Committee will determine the size of each Award to be granted and all other terms and conditions of each Award. Unless otherwise provided by the Compensation Committee, the payment of the Awards shall be contingent on achievement of one or more of certain performance goals (the “Performance Goals”). Such Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and similar type events or circumstances. To the extent any such provision would create impermissible discretion such that the Awards may not meet Code Section 162(m) performance-based exception, such provision shall be of no force or effect. Performance Goals will be based on one or more of the following criteria, as determined by the Compensation Committee in its absolute and sole discretion:
i.	the attainment of certain target levels of, or a specified increase in, the Company’s enterprise value or value creation targets;

ii.	the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax profits including, without limitation, that attributable to the Company’s continuing and/or other operations;

iii.	the attainment of certain target levels of, or a specified increase relating to, the Company’s operational cash flow or working capital, or a component thereof;

iv.	the attainment of certain target levels of, or a specified decrease relating to, the Company’s operational costs, or a component thereof;

v.	the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee;

vi.	the attainment of a specified percentage increase in earnings per share or earnings per share from the Company’s continuing operations;

vii.	the attainment of certain target levels of, or a specified percentage increase in, the Company’s net sales, revenues, net income or earnings before income tax or other exclusions;

viii.	the attainment of certain target levels of, or a specified increase in, the Company’s return on capital employed or return on invested capital;

ix.	the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax return on shareholder equity;

x.	the attainment of certain target levels in the fair market value of the Company’s common stock;

xi.	the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends;

xii.	successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith; and/or

xiii.	the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization).
     In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of the Company of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by the Company (or subsidiary, division or other operational unit of the Company) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Compensation Committee may (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.
     On February 10, 2011, the Compensation Committee approved 2011 annual cash incentive bonus targets as a percentage of annual base salaries for each of the named executive officers as follows: Mr. Berrard — 60%; Mr. Byrne — 50%; Mr. Aucamp — 50%; and Mr. Cooper 40%. The payment of such bonuses is based on the Company achieving its budgeted earnings before interest, taxes, depreciation and amortization (EBITDA) for the fiscal year ending December 31, 2011 and, as a result, the amounts that will be received by each of the named executive officers, the executive officers as a group and all other employees under the Performance Incentive Plan are not presently determinable. Furthermore, had the Performance Incentive Plan been in place for 2010, amounts that would have been paid under such plan are not determinable as no performance metrics were set by the Board or the Compensation Committee for 2010.

     Maximum Award. The maximum amount of Award payable to a Performance Incentive Eligible Individual during any one fiscal year of the Company is $ 1,500,000.
Federal Income Tax Consequences.
     The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to Awards. This overview should not be relied upon as being a complete description of the applicable U.S. federal income tax consequences. In addition, this overview does not address the state, local, foreign or other tax aspects of awards made under the Performance Incentive Plan.
     A participant receiving an Award will not recognize taxable income upon the grant of such Award, and the Company will not be entitled to a tax deduction at such time. Upon the payment of an Award, the participant will recognize ordinary income in an amount equal to the cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Code Section 162(m) apply.
Vote Required and Recommendation
     The Board recommends that you vote “FOR” the Performance Incentive Plan Proposal. The vote required to approve the Performance Incentive Plan Proposal is a majority of the shares of our common stock which are present in person or by proxy and entitled to vote thereon.
PROPOSAL 7: SAY ON PAY PROPOSAL
Background of the Proposal
     The Dodd-Frank Act requires all public companies, beginning with their stockholder meetings on or after January 21, 2011, to hold a separate non-binding advisory stockholder vote to approve the compensation of executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables and any related information in each such company’s proxy statement.
Executive Compensation
     As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, the Board believes that our executive compensation programs are designed to secure and retain the services of high quality executives and to provide compensation to our executives that are commensurate and aligned with our performance and advances both short and long-term interests of ours and our stockholders. We seek to achieve these objectives through three principal compensation programs: (1) a base salary, (2) long-term equity incentives, and (3) an annual cash incentive bonus. Base salaries are designed primarily to attract and retain talented executives. Grants of equity awards are designed to provide a strong incentive for achieving long-term results by aligning interests of our executives with those of our stockholders, while at the same time encouraging our executives to remain with the company. Annual cash incentives are designed to motivate and reward the achievement of selected financial goals, generally tied to profitability. The Compensation Committee believes that our compensation programs for the named executive officers is appropriately based upon our performance and the performance and level of responsibility of the executive officer. We urge you to read the “Executive Compensation” section of this proxy statement for details on the Company’s executive compensation programs.
     The Say on Pay Proposal is set forth in the following resolution:
     RESOLVED, that the stockholders of Swisher Hygiene Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the Swisher Hygiene Inc. Proxy Statement for the 2011 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related information found in the proxy statement of Swisher Hygiene Inc.
     Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Recommendation
     The Board recommends that you vote “FOR” the Say on Pay Proposal. The vote required to approve the Say on Pay Proposal is a majority of the shares of our common stock which are present in person or by proxy and entitled to vote thereon.
PROPOSAL 8: FREQUENCY OF SAY ON PAY PROPOSAL
Background of the Proposal
     The Dodd-Frank Act also requires all public companies, beginning with their stockholder meetings on or after January 21, 2011, to hold a separate non-binding advisory stockholder vote with respect to the frequency of the vote on the Say on Pay Proposal following the first Say on Pay vote. Companies must give stockholders the choice of whether to cast an advisory vote on the Say on Pay Proposal every year, every two years, or every three years. Stockholders may also abstain from making a choice, pursuant to proposed rules recently issued by the SEC. After initial frequency votes are held, the Dodd-Frank Act requires all public companies to submit to their stockholders no less often than every six years thereafter the Frequency of Say on Pay votes.
Frequency Vote on Say on Pay
     As discussed above, the Board believes that our executive compensation programs are designed to secure and retain the services of high quality executives and to provide compensation to our executives that are commensurate and aligned with our performance and advances both short and long-term interests of ours and our stockholders. The Board believes that giving our stockholders the right to cast an advisory vote every three years on their approval of the compensation arrangements of our named executive officers provides the Board sufficient time to thoughtfully evaluate and respond to shareholder input and effectively implement changes, as needed, to our executive compensation program.
     Although the Board recommends that the Say on Pay Proposal be voted on every three years, our stockholders will be able to specify one of four choices for the frequency of the vote on the Say on Pay Proposal as follows: (i) one year, (ii) two years, (iii) three years, or (iv) abstain. This is an advisory vote and will not be binding on the Board or the Company. As such the Board may determine that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than may be indicated by this advisory vote of our shareholders. Nevertheless, the Board will take into account the outcome this advisory vote when considering how frequently to seek an advisory vote on Say on Pay in future years.
Vote Required and Recommendation
     The Board recommends the selection of every “THREE YEARS” as your preference for the frequency with which stockholders are provided an advisory vote on Say on Pay. The advisory vote on the frequency of the advisory vote on Say on Pay in future years is not binding on the Board but the Board will take into account the outcome of the vote when considering how frequently to seek an advisory vote on Say on Pay in future years.
OTHER MATTERS
     We are not aware of any other matters that will be properly brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, Thomas Aucamp and Thomas Byrne will vote as recommended by our Board or, if no recommendation is given, in accordance with their judgment. Messrs. Aucamp and Byrne were designated to be your proxies by our Board.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT
     The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs.
     Certain of our stockholders whose shares are held in street name and who have consented to householding will receive only one Notice or set of proxy materials per household. If you would like to receive a separate Notice or set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact Householding Department by mail at                                  or by telephone at                                  and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.
     If you would like to receive a copy of our 2010 Annual Report or this proxy statement, please contact our Investor Relations by mail at Investor Relations, Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210 or by telephone at (704) 364-7707, and we will send a copy to you without charge. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for the purpose of the Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Annex A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SWISHER HYGIENE INC.

The present name of the corporation is Swisher Hygiene Inc. The corporation was incorporated under the name “Swisher Hygiene Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 1, 2010. This Amended and Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended, integrated and restated to read in its entirety as follows:

FIRST.  The name of the corporation is Swisher Hygiene Inc.

SECOND.  The address of the corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, DE 19904, Kent County. The name of its registered agent at such address is National Registered Agents, Inc.

THIRD.  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.  A. The total number of shares of all classes of stock which the corporation shall be authorized to issue is 610,000,000 shares, divided into 600,000,000 shares of common stock, par value $.001 per share (herein called “Common Stock”), and 10,000,000 shares of preferred stock, par value $.001 per share (herein called “Preferred Stock”).

B. The Board of Directors of the corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

C. Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section B of this Article FOURTH) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

D. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

E. Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

F. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware.

G. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

FIFTH.  Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

SIXTH.

A. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation.

B. The number of directors constituting the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors, provided that the Board of Directors shall not be composed of less than three, nor more than 15, directors.

C. Vacancies and newly created directorships on the Board of Directors may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

SEVENTH.  Subject to the rights of the holders of any series of Preferred Stock and to the requirements of applicable law, special meetings of stockholders of the corporation for any purpose or purposes may be called at any time only by the chairman of the Board of Directors or the president of the corporation or at the written request of a majority of the members of the Board of Directors and may not be called by any other person, and any power of stockholders to call a special meeting is specifically denied.

EIGHTH.  Except as authorized in advance by a resolution adopted by the Board of Directors or except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of the stockholders of the corporation, and the taking of any action by written consent of the stockholders in lieu of a meeting of the stockholders is specifically denied.

NINTH.  A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

TENTH.  The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

ELEVENTH.  The corporation shall not be subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Swisher Hygiene Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this   day of          , 20  .

SWISHER HYGIENE INC.

By:
Name:

Title:

Annex B

AMENDED AND RESTATED

SWISHER HYGIENE INC.

2010 STOCK INCENTIVE PLAN

1. ESTABLISHMENT, EFFECTIVE DATE AND TERM

Swisher Hygiene Inc., a Delaware corporation, hereby establishes the Amended and Restated Swisher Hygiene Inc. 2010 Stock Incentive Plan. The Effective Date of the Plan shall be the date that the Plan was approved by the Board in accordance with the laws of the State of Delaware or such later date as provided in the resolutions adopting the Plan; provided, however, that the shareholders of Swisher shall have approved this Plan within twelve months following such approval by the Board. Any Award issued under the Plan prior to the shareholders’ approval of the Plan shall be contingent on such approval.

2. PURPOSE

The purpose of the Plan is to enable Swisher to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in Swisher and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of Swisher.

3. ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company pursuant to the terms of the Plan.

4. ADMINISTRATION

(a) Committee.  The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

(b) Delegation to Officers or Employees.  The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose and in accordance with applicable law.

(c) Designation of Advisors.  The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant or agent.

(d) Participants Outside the U.S.  In order to conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

(e) Liability and Indemnification.  No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of Swisher, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or Bylaws of Swisher. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.

5. SHARES OF COMMON STOCK SUBJECT TO PLAN

(a) Shares Available for Awards.  The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be Eleven Million and Four Hundred Thousand (11,400,000) shares.

(b) Certain Limitations on Specific Types of Awards.  Subject to the overall limit on Common Stock which may be issued under the Plan as specified in Section 5(a) above, the granting of Awards under this Plan shall be subject to the following limitations:

(i) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Six Million (6,000,000) of such shares may be subject to grants of Incentive Stock Options;

(ii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Five Million and Seven Hundred Thousand (5,700,000) of such shares may be issued in connection with Awards, other than Stock Options and Stock Appreciation Rights, that are settled in Common Stock;

(iii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Six Hundred Thousand (600,000) of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year;

(iv) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Three Hundred and Fifty Thousand (350,000) of such shares may be subject to grants of Performance Shares, Restricted Stock, and Awards of Common Stock to any one Eligible Individual during any one fiscal year; and

(v) The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be One Million dollars ($1,000,000).

(c) Awards to Insiders.  Unless permitted under TSX Policies or by Regulatory Approval and, if required thereby, the requisite shareholder approval is obtained the number of shares of Common Stock which may be issued to Insiders within any one year and the number of Awards that may be granted to Insiders at any time under the Plan and under each of the Swisher’s other securities based compensation arrangements, may not exceed in aggregate, 10% of the issued Common Stock.

(d) Reduction of Shares Available for Awards.  Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:

(i) In connection with the granting of an Award that is settled in Common Stock, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Award; and

(ii) Awards settled in cash shall not count against the total number of shares of Common Stock available to be issued pursuant to the Plan.

(e) Cancelled, Forfeited or Surrendered Awards.  Notwithstanding anything to the contrary in this Plan, if any Award is cancelled, forfeited or terminated for any reason prior to exercise or becoming vested in full, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Common Stock subject to an Award, other than a Stock Appreciation Right, which is cancelled, forfeited or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan. Any Common Stock subject to a Stock Appreciation Right which is not issued upon settling such Stock Appreciation Right shall be available for future Awards granted under the Plan.

(f) Recapitalization.  If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Swisher by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Swisher or other increase or decrease in such shares effected without receipt of consideration by Swisher occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan, (ii) the aggregate limit of the number of shares of Common Stock that may be granted pursuant to an Incentive Stock Option, (iii) the aggregate limit of the number of shares of Common Stock that may be issued in connection with Awards, other than Stock Options and Stock Appreciation Rights, that are settled in Common Stock, (iv) the limits on the number of shares of Common Stock that may be granted to an Eligible Employee in any one fiscal year, (v) the calculation of the reduction or increase of shares of Common Stock available under the Plan, (vi) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; and/or (vii) the Exercise Price of outstanding Options granted under the Plan. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(f), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 5(f) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

6. OPTIONS

(a) Grant of Options.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.

(b) Type of Options.  Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

(c) Exercise Price.  Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

(d) Limitation on Repricing.  Unless such action is approved by Swisher’s shareholders in accordance with applicable law: (i) no outstanding Option granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 12); (ii) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 12); and (iii) the Committee may not authorize the repurchase of an outstanding Option which has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 12).

(e) Limitation on Option Period.  Subject to the limitations set forth in the Plan relating to Incentive Stock Options and unless otherwise provided by the Committee, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

(f) Limitations on Incentive Stock Options.  Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i) Limitation on Grants.  Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(ii) Minimum Exercise Price.  In no event may the Exercise Price of a share of Common Stock subject an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.

(iii) Ten Percent Shareholder.  Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of Swisher, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

(g) Vesting Schedule and Conditions.  No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto or in the Plan.

(h) Exercise.  When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to Swisher a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. Unless otherwise provided by the Committee, said notice must be delivered to Swisher at its principal office and addressed to the attention of Chief Financial Officer. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(i) Payment.  Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i) by cash, certified or cashier’s check, bank draft or money order;

(ii) except for any Participant who is subject to taxation in Canada, through the delivery to Swisher of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to Swisher’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in Swisher incurring any liability under Section 16(b) of the Exchange Act;

(iii) through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to Swisher, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (B) to Swisher to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or

(iv) by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.

(j) Termination of Employment, Disability or Death.  Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i) Termination for Reason Other Than Cause, Disability or Death.  If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.

(ii) Disability.  If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms.

(iii) Death.  If a Participant dies while in the employment or other service of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.

(iv) Termination for Cause.  In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

7. RESTRICTED STOCK

(a) Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.

(b) Restrictions.  The Committee shall impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals. Shares of Restricted Stock subject to the attainment of Performance Goals will be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 10(d).

(c) Certificates and Certificate Legend.  With respect to a grant of Restricted Stock, Swisher may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. Swisher may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in The Amended and Restated Swisher Hygiene Inc. 2010 Stock Incentive Plan (the “Plan”), and in an Agreement entered into by and between the registered owner of such shares and Swisher Hygiene Inc (the “Company”), dated           (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”

(d) Removal of Restrictions.  Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions, if any, held in escrow by the Company with respect to such Restricted Stock.

(e) Shareholder Rights.  Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed.

(f) Termination of Service.  Unless otherwise provided in a Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by Swisher with respect to such Restricted Stock shall be forfeited immediately and returned to the Company. Notwithstanding this paragraph, all grants of Restricted Stock that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 10(e) as if such grants of Restricted Stock were Awards of Performance Shares. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

8. RESTRICTED STOCK UNITS.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock Units shall satisfy the requirements as set forth in this Section.

(a) Award and Restrictions.  Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Unless otherwise provided in the Award Agreement, and permitted by then applicable regulatory rules and policies including the TSX Policies, a Participant granted Restricted Stock Units shall not have any of the rights of a stockholder, including the right to vote or the right to dividends, until Common Stock shall have been issued in the Participant’s name pursuant to the Restricted Stock Units, except that the Committee may provide for Dividend Equivalents pursuant to Section 8(c) below.

(b) Limitation on Vesting and Payouts.  The grant, issuance, retention, vesting and/or settlement of Restricted Stock Units shall occur at such time and in such installments as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, unless provided otherwise in the Award Agreement, Restricted Stock Units shall be paid on or after January 1 and on or before March 15 of the year immediately following the year in which Restricted Stock Units vest. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock Units subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee.

(c) Dividend Equivalents.  Unless otherwise provided in the Award Agreement, Dividend Equivalents with respect to Common Stock covered by vested Restricted Stock Units shall be paid at the time the shares of Common Stock under the Restricted Stock Units are issued to the Participant in either cash or Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents, as the Committee shall determine or permit a Participant to elect.

(d) Termination of Employment.  Unless otherwise provided in an Award Agreement or in the Plan, if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding unvested Restricted Stock Units shall immediately terminate and be forfeited to the Company. Notwithstanding this paragraph, all grants of Restricted Stock Units that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 10(e) as if such grants of Restricted Stock Units were Awards of Performance Units. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock Units held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

9. STOCK APPRECIATION RIGHTS

(a) Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

(b) Terms and Conditions of Stock Appreciation Rights.  Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.

(c) Exercise of Stock Appreciation Rights.  Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to the Chief Financial Officer of Swisher, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

(d) Payment of Stock Appreciation Right.  Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

10. PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Grant of Performance Shares and Performance Units.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.

(b) Performance Goals.  Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, Swisher’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, Swisher’s after-tax or pre-tax profits including, without limitation, that attributable to Swisher’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, Swisher’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, Swisher’s operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of Swisher’s long-term or short-term public or private debt or other similar financial obligations of Swisher, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from Swisher’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, Swisher’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, Swisher’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, Swisher’s after-tax or pre-tax return on shareholder equity; (x) the attainment of certain target levels in the fair market value of Swisher’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; (xii) successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith and/or (xiii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of Swisher of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by Swisher (or a subsidiary, division, facility or other operational unit of Swisher) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. With respect to Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

(c) Terms and Conditions of Performance Shares and Performance Units.  The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder. Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical. Unless otherwise provided in an Award Agreement, the Participants’ rights as a shareholder in Performance Shares shall be substantially identical to the terms and conditions that would have been applicable under Section 7 above if the Performance Shares were Restricted Stock. Unless otherwise provided in an Award Agreement or in this Section 10 and unless permitted by then applicable regulatory rules and policies including the TSX Policies, the Participants’ rights as a shareholder in Performance Units shall be substantially identical to the terms and conditions that would have been applicable under Section 8 above if the Performance Units were Restricted Stock Units. No payments shall be made with respect to unvested Performance Shares and Performance Units.

(d) Determination and Payment of Performance Units or Performance Shares Earned.  As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. On the last day of the second month following the end of the calendar year in which the Committee has certified the results in writing, the amounts payable or distributable with respect to Performance Shares or Performance Units shall be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof. For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance Units to be payable.

(e) Termination of Employment.  Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

(i) Termination for Reason Other Than Death or Disability.  If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability, the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

(ii) Termination of Employment for Death or Disability.  If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.

11. OTHER AWARDS

Provided that such Awards are in compliance with all then applicable regulatory rules and polices including the TSX Policies, Awards of shares of Common Stock, phantom stock and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such award. Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

12. CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of Swisher, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, (iii) that all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof (if applicable), (iv) provide that, in connection with a liquidation or dissolution of Swisher, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of Swisher, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

13. CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (ii) treat the employment or other services of a Participant employed by such entity or business unit as terminated if such Participant is not employed by Swisher or any entity that is a part of the Company immediately after such event.

14. REQUIREMENTS OF LAW

(a) Violations of Law.  The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

(b) Registration.  At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state, provincial or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(c) Withholding.  The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of the minimum amount of taxes that the Company is required by any law or regulation of any governmental authority, whether federal, provincial, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; (iv) the cancelling of a portion of the Options, Restricted Share Units, Performance Units or other Awards or (v) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

(d) Governing Law.  The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

15. GENERAL PROVISIONS

(a) Award Agreements.  All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

(b) Purchase Price.  To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.

(c) Dividends and Dividend Equivalents.  Except as provided by the Committee in its sole and absolute discretion or as otherwise provided in Section 5(f) and subject to Section 7(e), 8(c) and 10(c) of the Plan, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Commons Stock covered by an Award which has not vested or an Option. The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts. The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent that the grant of such Dividend Equivalents would limit the Company’s deduction of the compensation payable under such Award for federal tax purposes pursuant to Code Section 162(m).

(d) Deferral of Awards.  The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for Swisher determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a shareholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(e) Prospective Employees.  Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(f) Issuance of Certificates; Shareholder Rights.  Swisher shall deliver to or as directed by the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a shareholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

(g) Transferability of Awards.  A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the

Transfer of an Award to a Participant’s “family member” as such term is defined in the Form 8-A Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

(h) Buyout and Settlement Provisions.  Except as prohibited in Section 6(e) of the Plan, the Committee may at any time on behalf of Swisher offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

(i) Use of Proceeds.  The proceeds received by Swisher from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of Swisher.

(j) Modification or Substitution of an Award.  Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award. Notwithstanding the foregoing, without the approval of the shareholders of Swisher in accordance with applicable law, an Award may not be modified to reduce the exercise price thereof nor may an Award at a lower price be substituted for a surrender of an Award, provided that the foregoing shall not apply to adjustments or substitutions in accordance with Section 5 or Section 12.

(k) Amendment and Termination of Plan.  The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the shareholders of Swisher in accordance with applicable law, the Articles of Incorporation and Bylaws of Swisher as well as the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan; (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 12 hereof); (iii) the approval of which is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act); (iv) any amendment to increase or remove the insider participation limit set forth in Section 5(c) hereof; or (v) that proposed to eliminate a requirement provided herein that the shareholders of Swisher must approve an action to be undertaken under the Plan. Subject to the foregoing sentence and Sections 6(d) and 15(j) hereof, the approval of shareholders of Swisher shall not be required for any amendment of the Plan. Except as permitted under Section 5 or Section 12 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(l) Section 409A of the Code.  The Plan is intended to provide for deferral of compensation for purposes of Section 409A of the Code, by means of complying with Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A of the Code. The provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A of the Code and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

In the event that following the application of the immediately preceding paragraph, any Award is subject to Section 409A of the Code, the provisions of Section 409A of the Code and the regulations issued thereunder are incorporated herein by reference to the extent necessary for any Award that is subject Section 409A of the

Code to comply therewith. In such event, the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code and the related regulations, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

(m) Notification of 83(b) Election.  If in connection with the grant of any Award a Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

(n) Disclaimer of Rights.  No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(o) Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(p) Nonexclusivity of Plan.  The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.

(q) Other Benefits.  No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

(r) Headings.  The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(s) Pronouns.  The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(t) Successors and Assigns.  The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

(u) Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(v) Notices.  Unless otherwise provided by the Committee, any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to Swisher, to its principal place of business, attention: Chief Financial Officer, Swisher Hygiene Inc., and if to the holder of an Award, to the address as appearing on the records of the Company.

(w) Termination of Employment or Service.  To the extent required by applicable law, for purposes of the Plan termination of employment or service shall be deemed to have occurred on the last day of active employment or service with the Company and specifically the date of termination shall not include any period of reasonable notice that the Company may be required by law to provide to the Participant.

(x) Personal Information.  A Participant shall provide Swisher with all information (including personal information) required by Swisher to administer the Plan. The Participant acknowledges that information required by Swisher to administer the Plan may be disclosed to a custodian or such third parties outside of the Participants jurisdiction of residence. The Participant consents and authorizes the Company to make such disclosure on the Participant’s behalf.

APPENDIX A

DEFINITIONS

“Award” means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or any other award granted pursuant to the Plan.

“Award Agreement” means a written agreement entered into by Swisher and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

“Board” means the board of directors of Swisher.

“Cause” means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

“Change in Control” shall be deemed to occur upon:

(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Swisher, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of Swisher in substantially the same proportions as their ownership of common stock of Swisher), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Swisher representing thirty percent (30%) or more of the combined voting power of Swisher’s then outstanding securities;

(b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by Swisher’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) a merger, consolidation, reorganization, or other business combination of Swisher with any other entity, other than a merger or consolidation which would result in the voting securities of Swisher outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Swisher or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of Swisher (or similar transaction) in which no person acquires thirty percent (30%) or more of the combined voting power of Swisher’s then outstanding securities shall not constitute a Change in Control; or

(d) the shareholders of Swisher approve a plan of complete liquidation of Swisher or the consummation of the sale or disposition by Swisher of all or substantially all of Swisher’s assets other than (x) the sale or disposition of all or substantially all of the assets of Swisher to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of Swisher at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of Swisher.

However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

“Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of Swisher.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and as an “outside director” for purposes of Code Section 162(m). If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee. Notwithstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.

“Common Stock” means the common stock, par value $0.001 per share, of Swisher.

“Company” means Swisher, the subsidiaries of Swisher, and all other entities whose financial statements are required to be consolidated with the financial statements of Swisher pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of Swisher as determined by the Committee in its sole and absolute discretion.

“Covered Employee” means “covered employee” as defined in Code Section 162(m)(3).

“Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or any individual designated pursuant to Section 4(c).

“Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

“Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

“Effective Date” shall mean the date that the Plan was approved by the shareholders of Swisher in accordance with the laws of the State of Delaware or such later date as provided in the resolutions adopting the Plan.

“Eligible Individual” means any employee, officer, director (employee or non-employee director) or consultant of the Company and, to the extent permitted by applicable law, including the law of Canada, any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company, provided, however, that for purposes of granting Options and Stock Appreciation Rights there shall be excluded from the definition of Eligible Individual any individual performing services for the Company, who does not perform services for Swisher or any other entity with respect which Common Stock is “service recipient stock” as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.

“Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

“Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“Insider” shall primarily refer to:

(a) directors of the Company; and

(b) executive officers of the Company and any other person or company responsible for a principal business unit, division or function of Swisher;

and also includes any of the following persons to the extent that such person receives an Award under the Plan:

(c) any person or company that has beneficial ownership of and/or control or direction over, whether direct or indirect, securities of Swisher carrying more than 10 per cent of the voting rights attached to all of Swisher’s outstanding voting securities, or who would have such ownership and/or control or direction if all rights or obligations of the person or company to acquire Swisher securities within the next 60 days were exercised or complied with;

(d) a director or executive officer of a company of a person or company included in (c) above;

(e) a management company that provides significant management or administrative services to the Company and every director, executive officer or person or company that has beneficial ownership of and/or control or direction over, whether direct or indirect, securities of the management company carrying more than 10 per cent of the voting rights attached to all of the management company’s outstanding voting securities;

(f) any individual performing functions similar to the functions performance by any of the persons or companies included in (a) to (e) above; and

(g) any other person that (i) in the ordinary course receives or has access to material facts or material changes concerning Swisher before the material facts or material changes are generally disclosed and (ii) directly or indirectly exercises, or has the ability to exercise, significant power or influence over the business, operations, capital or development of Swisher.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.

“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

“Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award.

“Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

“Performance Share” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

“Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

“Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary of Swisher.

“Plan” means this Amended and Restated Swisher Hygiene Inc. 2010 Stock Incentive Plan.

“Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual, provided, however, that for purposes of granting Options and Stock Appreciation Rights there shall be excluded for the definition of Prospective Employee any individual who does commit to perform services for Swisher or any other entity with respect which Common Stock is “service recipient stock” as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.

“Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 7 hereunder.

“Restricted Stock Unit” means a right, granted under Section 8 hereof, to receive Common Stock at the end of a specified period.

“Regulatory Approval” means the approval of the TSX, together with the approval of any other securities regulatory authority that may have lawful jurisdiction over the Plan and any Awards issued hereunder.

“Section 424 Employee” means an employee of Swisher or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

“Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 9 hereunder.

“Swisher” means Swisher Hygiene Inc., a Delaware Corporation, including any successor thereto by merger, consolidation, acquisition or otherwise.

“TSX” means the Toronto Stock Exchange and any successor thereto;

“TSX Policies” means the rules and policies of the TSX, as amended from time to time.

“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

Annex C

SWISHER HYGIENE INC.

SENIOR EXECUTIVE OFFICERS
PERFORMANCE INCENTIVE BONUS PLAN

1.	PURPOSE

The purpose of this Plan is to attract, retain and motivate key employees by providing cash performance bonuses to designated key employees of the Company or its Subsidiaries. This Plan is effective for fiscal years of the Company commencing on or after January 1, 2011, subject to approval by the stockholders of the Company in accordance with the laws of the State of Delaware.

2.	DEFINITIONS

Unless the context otherwise requires, the terms which follow shall have the following meaning:

(a) “Board” — shall mean the Board of Directors of the Company.

(b) “Cause” shall mean, with respect to a termination of employment or other service with the Company or any Subsidiary, a termination of employment or other service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company or any Subsidiary; provided, however, that if the Participant and the Company (or any Subsidiary) have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

(c) “Change of Control of the Company” — shall have the meaning set forth in Exhibit A hereto.

(d) “Code” — shall mean the Internal Revenue Code of 1986, as amended and any successor thereto.

(e) “Code Section 162(m) Exception” — shall mean the exception for performance based compensation under Section 162(m) of the Code or any successor section and the Treasury regulations promulgated thereunder.

(f) “Company” — shall mean Swisher Hygiene Inc. and any successor by merger, consolidation or otherwise.

(g) “Committee” — shall mean the Compensation Committee of the Board or such other Committee of the Board that is appointed by the Board to administer this Plan; it is intended that all of the members of any such Committee shall satisfy the requirements to be outside directors, as defined under Code Section 162(m).

(h) “Individual Target Bonus” — shall mean the targeted Performance Bonus for a Performance Period as specified by the Committee in accordance with Section 5 hereof.

(i) “Participant” — shall mean a key employee of the Company or any Subsidiary selected, in accordance with Section 4 hereof, to be eligible to receive a Performance Bonus in accordance with this Plan.

(j) “Performance Bonus” — shall mean the amount paid or payable under Section 6 hereof.

(k) “Performance Goals” — shall mean the objective performance goals, formulas and standards described in Section 6 hereof.

(l) “Performance Period” — shall mean the period of time, measured in Plan Years (as specified by the Committee) over which achievement of the Performance Goals is to be measured.

(m) “Plan” — shall mean this Swisher Hygiene Inc. Senior Executive Officers Performance Incentive Bonus Plan.

(n) “Plan Year” — shall mean a fiscal year of the Company.

(o) “Pro Rata Bonus” — shall mean a portion of a Performance Bonus equal to the Performance Bonus payable had the Participant continuously performed services throughout the applicable Performance Period and certification of applicable Performance Goals, multiplied by the percentage of days during the Performance Period prior to the date of termination during which the Participant was employed by, or otherwise performed services for, the Company, as compared to the number of days in such Performance Period.

(p) “Subsidiary” — shall mean any subsidiary of the Company, including any corporation, limited liability company, partnership or other entity that is a subsidiary of the Company, as determined by the Committee.

(q) “Swisher Bonus Program” shall mean a program or annual bonus, established from time to time, setting forth terms and conditions of Performance Bonuses under the Plan, to the extent not inconsistent with the Plan.

3.	ADMINISTRATION AND INTERPRETATION OF THE PLAN

The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to: (i) interpret the Plan; (ii) approve the designation of eligible Participants; (iii) set the performance criteria for Performance Bonuses within the Plan guidelines; (iv) determine the timing and form of amounts to be paid out under the Plan and the conditions for payment thereof; (v) certify attainment of Performance Goals and other material terms; (vi) reduce Performance Bonuses as provided herein; (vii) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan; (viii) adopt, amend and rescind rules and regulations relating to the Plan; and (ix) make all other determinations and take all other actions necessary or desirable for the Plan’s administration, including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in this Plan in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent such action would be permitted under Code Section 162(m) and the Code Section 162(m) Exception.

All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company. The Plan is intended to comply with Code Section 162(m) and the Code Section 162(m) Exception, and all provisions contained herein shall be limited, construed and interpreted in a manner to so comply.

4.	ELIGIBILITY AND PARTICIPATION

(a) For each Performance Period, the Committee shall select the employees of the Company or its Subsidiaries who are to participate in the Plan from among the executive employees of the Company or its Subsidiaries.

(b) No person shall be entitled to any Performance Bonus under this Plan for a Performance Period unless the individual is designated as a Participant for the Performance Period. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion, subject to any limitations required to comply with Code Section 162(m) and the Code Section 162(m) Exception.

5.	PERFORMANCE BONUSES

The terms and conditions of the Performance Bonuses shall be set forth in this Plan and in any Swisher Bonus Program. For each Participant for each Performance Period, the Committee may, in its sole discretion, specify an Individual Target Bonus. The Individual Target Bonus may be expressed, at the Committee’s sole discretion, as a fixed dollar amount, a percentage of base pay, or an amount determined pursuant to an objective formula or standard. The Committee’s establishment of an Individual Target Bonus for a Participant for a Performance Period shall not imply or require that the same level Individual Target Bonus (if any such bonus is established by the Committee for the relevant employee) be set for any other Performance Period. At the time the Performance Goals are established (as provided in subsection 6.2 below), the Committee shall prescribe a formula to be used to determine the percentages (which may be greater than one-hundred percent (100%)) of an Individual Target Bonus that may be earned or payable based upon the degree of attainment of the Performance Goals during the Performance Period. Notwithstanding anything else herein, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant’s Individual Target Bonus (or attained percentages thereof) regardless of the degree of attainment of the Performance Goals; provided that no such discretion to reduce a Performance Bonus earned based on achievement of the applicable Performance Goals shall be permitted for the Performance Period in which a Change of Control of the Company occurs, or during such Performance Period with regard to the prior Performance Period if the Bonuses for the prior Performance Period have not been made by the time of the Change of Control of the Company, with regard to individuals who were Participants at the time of the Change of Control of the Company.

6.	PERFORMANCE BONUS PROGRAM

6.1 PERFORMANCE BONUSES.  Subject to the satisfaction of any conditions on payment, each Participant shall be eligible to receive their Performance Bonus with respect to the applicable Performance Period (or, subject to the last sentence of Section 5, such lesser amount as determined by the Committee in its sole discretion) based upon the attainment of the Performance Goals established pursuant to subsection 6.2 and the formula established pursuant to Section 5. Unless otherwise provided in the Swisher Bonus Program, no Performance Bonus shall be made to a Participant for a Performance Period unless the applicable Performance Goals for such Performance Period are attained.

6.2 OBJECTIVE PERFORMANCE GOALS, FORMULAE OR STANDARDS.  The Committee in its sole discretion shall establish the objective performance goals, formulae or standards and in the case of a “covered employee”, as defined in Code Section 162(m)(3), the Performance Bonus (if any) applicable to each Participant or class of Participants for a Performance Period in writing prior to the beginning of such Performance Period or at such later date as permitted under Code Section 162(m) and the Code Section 162(m) Exception and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and similar type events or circumstances. To the extent any such provision would create impermissible discretion under the Code Section 162(m) Exception or otherwise violate the Code Section 162(m) Exception, such provision shall be of no force or effect. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, the Company’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax profits including, without limitation, that attributable to the Company’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, the Company’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, the Company’s operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from the Company’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, the Company’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, the Company’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax return on shareholder equity; (x) the attainment of certain target levels in the fair market value of the Company’s common stock; (xi) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (xii) successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith and/or (xiii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization).

In addition, Performance Goals may be based upon the attainment by Subsidiary, division or other operational unit of the Company of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by the Company (or Subsidiary, division or other operational unit of the Company) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Performance Bonus will be earned, levels of performance at which a Performance Bonus will become partially earned and a level at which a Performance Bonus will be fully earned.

6.3 MAXIMUM PERFORMANCE BONUS.  The maximum amount of Performance Bonuses payable to a Participant during any one Plan Year is $1,500,000.

6.4 PAYMENT DATE; COMMITTEE CERTIFICATION.  The Performance Bonuses may be paid at such time after the Performance Period in which they are earned, as determined by the Committee but not before the Committee certifies in writing that the Performance Goals specified pursuant to subsection 6.2 were, in fact, satisfied. The Committee may place such additional conditions on payment thereof as it shall determine. Notwithstanding anything in this Section 6.4 to the contrary, the payment of the Performance Bonus shall be made during the calendar year immediately following the calendar year in which the corresponding Performance Period ends.

6.5 CLAWBACK.  Unless otherwise provided in the Swisher Bonus Program, if: a) the amount of the Performance Bonus was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, and b) the amount of the Performance Bonus that would have been awarded to the Participant had the financial results been properly reported would have been lower than the amount actually awarded (such lower Performance Bonus shall be referred to herein as the “Restated Performance Bonus”), then the Board shall have the full and absolute discretion, to the full extent permitted by governing law, require reimbursement of any Performance Bonus under the Plan (including any bonus or incentive compensation that has been deferred) to the extent such Performance Bonus exceeds the Restated Performance Bonus.

6.6 CONTINUOUS SERVICE REQUIREMENT.  Unless otherwise provided herein, in the Swisher Bonus Program or in any written agreement between the Company (or any Subsidiary) and the Participant, the Participant must continuously perform services for the Company or its Subsidiaries in the course of the Performance Period and until Performance Bonuses for the applicable Performance Period have been paid out pursuant to Section 6.4 hereof, in order to be eligible for a Performance Bonus with respect to such Performance Period. Unless otherwise provided by the Committee, temporary absence from employment or other service including for reasons such as illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service for purposes of the immediately preceding sentence. Unless otherwise provided by applicable law, if a Participant is temporary absent from employment or other service including for reasons such as illness, vacation, approved leaves of absence or military service for more than 4 weeks during the Performance Period, the Performance Bonus for such Performance Period the Participant would otherwise be eligible for shall be prorated based on the number of weeks the Participant performed services for the Company or any Subsidiary during the course of the Performance Period.

7.	PARTIAL BONUSES

Unless otherwise provided in the Swisher Bonus Program or in any written agreement between the Company (or any Subsidiary) and the Participant, the Participant shall be eligible for Pro Rata Bonus, for a Performance Period in the event of death, “disability” (within the meaning of Code Section 22(e)(3)) or termination of employment or other services within 12 months following the Change of Control (other than for Cause) which occur prior to the Performance Bonuses for the applicable Performance Period being paid out pursuant to Section 6.4 hereof. Unless otherwise provided in the Swisher Bonus Program, all such Pro Rata Bonuses shall be contingent on achievements of the Performance Goals for the applicable Performance Period.

8.	NON-ASSIGNABILITY

No Performance Bonus under this Plan or payment thereof nor any right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

9.	NO RIGHT TO EMPLOYMENT

Nothing in the Plan or in any notice of bonus pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or one of its subsidiaries or affiliates nor affect the right of the Company or any of its subsidiaries or affiliates to terminate the employment of any Participant.

10.	AMENDMENT OR TERMINATION

While the Company hopes to continue the Plan indefinitely, it reserves the right in its Board (or a duly authorized committee thereof) to amend, suspend or terminate the Plan or any bonus thereunder, or to adopt a new plan in place of this Plan at any time; provided, that no such amendment shall, without the prior approval of the stockholders of the Company in accordance with the laws of the State of Delaware to the extent required under Code Section 162(m): (i) alter the Performance Goals as set forth in Section 6.2; (ii) increase the maximum amounts set forth in subsection 6.3; (iii) change the class of eligible employees set forth in Section 4(a); or (iv) implement any change to a provision of the Plan requiring stockholder approval in order for the Plan to continue to comply with the requirements of the Code Section 162(m) Exception. Furthermore, unless explicitly provided herein, no amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant’s right to receive payment of a Performance Bonus for a Performance Period otherwise payable hereunder.

11.	SEVERABILITY

In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

12.	WITHHOLDING

The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan.

13.	GOVERNING LAW

This Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

14.	IRS CODE SECTION 409A.

14.1 GENERAL.  It is the intention of both the Company and the Participant that the benefits and rights to which the Participant is entitled pursuant to this Plan are exempt from or comply with Section 409A of the Code, and the regulations issued thereunder (collectively “Code Section 409A”) to the extent that the requirements of Code Section 409A are applicable thereto, and the provisions of this Plan shall be construed in a manner consistent with that intention. If the Participant or the Company believes, at any time, that any such benefit or right that is subject to Code Section 409A does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Code Section 409A (with the most limited possible economic effect on the Participant and on the Company).

14.2 DISTRIBUTIONS ON ACCOUNT OF SEPARATION FROM SERVICE.  To the extent required to comply with Code Section 409A, any payment or benefit required to be paid under this Plan on account of termination of the Participant’s employment, service (or any other similar term) shall be made only in connection with a “separation from service” with respect to the Participant within the meaning of Code Section 409A.

14.3 NO ACCELERATION OF PAYMENTS.  Neither the Company nor the Participant, individually or in combination, may accelerate any payment or benefit that is subject to Code Section 409A, except in compliance with Code Section 409A and the provisions of this Plan, and no amount that is subject to Code Section 409A shall be paid prior to the earliest date on which it may be paid without violating Code Section 409A.

14.4 SIX MONTH DELAY FOR SPECIFIED EMPLOYEES.  In the event that the Participant is a “specified employee” (as described in Code Section 409A), and any payment or benefit payable pursuant to this Plan constitutes deferred compensation under Code Section 409A, then the Company and the Participant shall cooperate in good faith to undertake any actions that would cause such payment or benefit not to constitute deferred compensation under Code Section 409A. In the event that, following such efforts, the Company determines (after consultation with its counsel) that such payment or benefit is still subject to the six-month delay requirement described in Code Section 409A(2)(b) in order for such payment or benefit to comply with the requirements of Code Section 409A, then no such payment or benefit shall be made before the date that is six months after the Participant’s “separation from service” (as described in Code Section 409A) (or, if earlier, the date of the Participant’s death). Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

EXHIBIT A

Change of Control of the Company shall mean that one of the following has occurred:

(i) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change of Control of the Company; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (x) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (y) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

PRELIMINARY PROXY CARD
SWISHER HYGIENE INC.
4725 Piedmont Row Drive
Suite 400
Charlotte, North Carolina 28210
ANNUAL MEETING OF STOCKHOLDERS
OF SWISHER HYGIENE INC.
MAY ____, 2011
PROXY
          This Proxy is solicited on behalf of the Board of Directors of Swisher Hygiene Inc.
          The undersigned hereby appoints Thomas Aucamp and Thomas Byrne, and each of them, acting alone, with the power to appoint his substitute, as proxies to represent the undersigned and vote as designated on the reverse side, all of the shares of Common Stock of Swisher Hygiene Inc. held of record by the undersigned as of 5:00 p.m. Eastern Time on March 21, 2011, at the Annual Meeting of Stockholders to be held at ____ a.m. Eastern Time on May ____, 2011 at the _______________, located at ____________________, Fort Lauderdale, Florida ______, and at any adjournment or postponement thereof. If you will need directions to the annual meeting, or if you require special assistance at the annual meeting because of a disability, please contact Amy Simpson at (704) 602- 7116.
          Please complete, date and sign this Proxy on the reverse side, and mail it promptly in the enclosed envelope.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY ____, 2011
The accompanying proxy statement and the 2010 Annual Report on Form 10-K are available at
http://www.swisherhygiene.com
(Continued and to be signed on the reverse side)

(continued from reverse side)
          The Board of Directors of Swisher Hygiene Inc. unanimously recommends a vote “FOR” the election of each of the nominees for director named in Proposal 1, “FOR” Proposals 2, 3, 4, 5, 6, and 7 and for the selection of “3 YEARS” for Proposal 8.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of eight members to Swisher Hygiene Inc.’s Board of Directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified.
NOMINEES:
H. Wayne Huizenga
Steven R. Berrard
David Braley
John Ellis Bush
Harris W. Hudson
William D. Pruitt
David Prussky
Michael Serruya
☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.                 ☐
2. To approve an amendment to Swisher Hygiene Inc.’s certificate of incorporation to increase the authorized number of shares of common stock from 400,000,000 to 600,000,000.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3. To approve an amendment to Swisher Hygiene Inc.’s certificate of incorporation to authorize 10,000,000 shares of “blank check” preferred stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐
4. To approve an amendment to Swisher Hygiene Inc.’s certificate of incorporation to permit stockholders to act by written consent.

FOR	AGAINST	ABSTAIN
☐	☐	☐
5. To approve the Amended and Restated Swisher Hygiene Inc. 2010 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐
6. To approve the Swisher Hygiene Inc. Senior Executive Officers Performance Incentive Bonus Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐
7. To obtain non-binding advisory approval of the compensation of Swisher Hygiene Inc.’s named executive officers (“Say on Pay”).

FOR	AGAINST	ABSTAIN
☐	☐	☐
8. To obtain non-binding advisory approval of three years as the frequency of future “Say on Pay” votes.

3 YEARS	2 YEARS	1 YEAR	ABSTAIN
☐	☐	☐	☐
9. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, 4, 5, 6, AND 7, AND FOR “3 YEARS” IN PROPOSAL 8.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the May ____, 2011 meeting.
Signature of Stockholder ______________________ Date: _____________ Signature of Stockholder ______________________ Date: __________________
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each shareholder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.